                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  [ x ]
Filed by a party other than the Registrant   [  ] Check the appropriate box:
[X]  Preliminary Proxy Statement             [  ] Confidential, for Use of the
                                                  Commission Only (as permitted
                                                  (by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12)

                           AccuMed International, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                 Not applicable
                     (Name of Person Filing Proxy Statement,
                     ---------------------------------------
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
        [x]   No fee required.
        [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
              and 0-11.

        (1)   Title of each class of securities to which transaction applies:

                        Not applicable
                    --------------------------------

        (2)   Aggregate number of securities to which transactions applies:

                        Not applicable
                    --------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                           Not applicable

        (4)   Proposed maximum aggregate value of transaction:

                        Not applicable
                    --------------------------------


        (5)   Total Fee paid: Not applicable .
                              ----------------------

        [ ]   Fee paid previously with preliminary material: Not applicable .
                                                            -----------------

        [ ]   Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)    Amount previously paid:  Not applicable.
                                        -----------------

        (2)    Form, Schedule or Registration Statement No.:

                        Not applicable
                    --------------------------------

        (3)    Filing party:     Not applicable
                            -----------------------------

        (4)    Date filed:    Not applicable
                            -----------------------------

                           ACCUMED INTERNATIONAL, INC.
                      900 North Franklin Street, Suite 401
                             Chicago, Illinois 60610


Dear Stockholder:

        On behalf of the Board of Directors, you are cordially invited to attend the combined Annual and Special Meeting of Stockholders (the "Meeting") of AccuMed International, Inc. (the "Company") to be held at 10:00 a.m. (Chicago time) on May 19, 1998 at the offices of the Company located at 900 North Franklin Street, Suite 401, Chicago, Illinois.

        At the Meeting, you will be asked to consider and vote upon the following proposals:

        1. To approve an amendment to the Company's Certificate of Incorporation to increase the total number of authorized shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), from 50,000,000 shares to 100,000,000.

        2. To approve an amendment to the Company's Certificate of Incorporation to effect a one-for-six reverse stock split on the Common Stock. (If both this proposal and proposal no. 1 are approved, only one of the amendments will be filed, as determined by the Board of Directors to be in the best interests of the Company.)

        3. To approve and adopt the Company's 1997 Stock Option Plan as set forth in Appendix C to the accompanying Proxy Statement, which provides for the grant to employees, directors and consultants of the Company of options to purchase up to 1,350,000 shares of Common Stock.

        4. To elect seven directors to serve on the Board of Directors until the next annual meeting of stockholders.

        5. To transact such other business and to consider and take action upon any and all other matters that may properly come before the Meeting or any adjournment or adjournments thereof.

        You are urged to carefully consider all the material in the Proxy Statement and mark, sign, date and return the enclosed proxy as soon as possible, regardless of whether you expect to attend the Meeting. Giving a proxy will not prevent you from voting in person at the Meeting.



                                    Very truly yours,


                                    PAUL F. LAVALLEE
                                    Chairman of the Board, President
                                    and Chief Executive Officer

Dated:  April ___, 1998

                           ACCUMED INTERNATIONAL, INC
                      900 North Franklin Street, Suite 401
                             Chicago, Illinois 60610
                             ----------------------

          NOTICE OF COMBINED ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS
                           To be Held on May 19, 1998
                             ----------------------

Dear Stockholders:

        NOTICE IS HEREBY GIVEN THAT THE COMBINED ANNUAL AND SPECIAL MEETING (the "Meeting") OF STOCKHOLDERS OF ACCUMED INTERNATIONAL, INC., a Delaware corporation (the "Company"), will be held at the Company's offices located at 900 North Franklin Street, Suite 401, Chicago, Illinois, on Tuesday, May 19, 1998 at 10:00 a.m. (Chicago time), to consider and act upon the following matters.

        1. To approve an amendment to the Company's Certificate of Incorporation to increase the total number of authorized shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), from 50,000,000 shares to 100,000,000.

        2. To approve an amendment to the Company's Certificate of Incorporation to effect a one-for-six reverse stock split on the Common Stock. (If both this proposal and proposal no. 1 are approved, only one of the amendments will be filed, as determined by the Board of Directors to be in the best interests of the Company.)

        3. To approve and adopt the Company's 1997 Stock Option Plan as set forth in Appendix C to the accompanying Proxy Statement, which provides for the grant to employees, directors and consultants of the Company of options to purchase up to 1,350,000 shares of Common Stock.

        4. To elect seven directors to serve on the Board of Directors until the next annual meeting of stockholders.

        5. To transact such other business and to consider and take action upon any and all other matters that may properly come before the Meeting or any adjournment or adjournments thereof.

        The Board of Directors knows of no matters, other than those set forth in paragraphs (1) through (4) above (discussed in greater detail in the accompanying Proxy Statement), that will be presented for consideration at the Meeting.

        The Board of Directors has fixed the close of business on March 23, 1998 as the record date for the determination of stockholders entitled to vote at the Meeting.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                            By Order of the Board of Directors


Chicago, Illinois                           JOYCE L. WALLACH
April ___, 1997                             General Counsel and Secretary

                                 PROXY STATEMENT
                                       OF
                           ACCUMED INTERNATIONAL, INC.
                      900 NORTH FRANKLIN STREET, SUITE 401
                             CHICAGO, ILLINOIS 60610
                             -----------------------

               COMBINED ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 19, 1998
                             -----------------------


                                  INTRODUCTION

GENERAL

        This Proxy Statement is being furnished to holders of common stock, par value $0.01 per share (the "Common Stock"), of AccuMed International, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Combined Annual and Special Meeting of Stockholders scheduled to be held at the Company's principal offices located at 900 North Franklin Street, Suite 401, Chicago, Illinois on May 19, 1998 and at any and all adjournments or postponements thereof (the "Meeting").

        It is anticipated that this Proxy Statement and the accompanying form of proxy will first be sent to stockholders on or about April 22, 1997. Only stockholders of record at the close of business on March 23, 1998 are entitled to vote at the Meeting.

        At the Meeting, stockholders will consider and vote upon proposals (i) to approve an amendment to the Company's Certificate of Incorporation to increase the authorized shares of Common Stock from 50,000,000 shares to 100,000,000 ("Charter Amendment No. 1"), (ii) to approve an amendment to the Company's Certificate of Incorporation to effect a one-for-six reverse stock split on the Common Stock ("Charter Amendment No. 2"), (iii) to approve the Company's 1997 Stock Option Plan (the "1997 Option Plan") which provides for the grant to employees, directors and consultants of the Company of options to purchase up to 1,350,000 shares of Common Stock, (iv) to elect seven directors to serve on the Board of Directors until the 1999 Annual Meeting of Stockholders, and (v) to consider such other business as may properly come before the Meeting.

REVOCABILITY OF PROXIES

        A proxy for use at the Meeting is enclosed. Any stockholder who executes and delivers such proxy may revoke it at any time prior to its use by: (i) filing with the Secretary of the Company a notice of revocation of proxy or a valid proxy bearing a later date, or (ii) by attending the Meeting and voting in person.

SOLICITATION OF PROXIES

        This proxy solicitation is being made by the Board of Directors of the Company. The expense of the solicitation will be paid by the Company. The Company has retained Corporate Investor Communications, Inc. ("CIC") to conduct a broker search, distribute the proxy materials and act as proxy solicitor in connection with the Meeting. For such services, the Company will pay CIC a fee of $4,500 and reimburse CIC for certain out-of-pocket expenses, estimated not to exceed $800. To the extent necessary to assure sufficient representation at the Meeting, proxies may be solicited by any appropriate means by CIC and, in addition, by directors, officers, regular employees of the Company and the stock transfer agent for the Common Stock, who will not receive any additional compensation therefor. CIC will request that banks, brokers and other fiduciaries distribute proxy materials to their customers who own beneficially the Common Stock listed of record in names of nominees and, although there is no formal arrangement to do so, the Company will reimburse such persons the reasonable expenses of such distribution.

OUTSTANDING SECURITIES

        The Board of Directors has fixed March 23, 1998, as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 31,724,374 shares of Common Stock.

VOTE REQUIRED AND VOTING PROCEDURES

        Each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share standing in its name on the books of the Company as of the Record Date on each of the matters duly presented for a vote at the Meeting.

        In connection with the solicitation by the Board of Directors of proxies for use at the Meeting, the Board of Directors has designated Paul F. Lavallee, Chairman of the Board, Chief Executive Officer and President, and Leonard R. Prange, Chief Operating Officer and Chief Financial Officer, as proxies. Shares represented by all properly executed proxies will be voted at the Meeting in accordance with the instructions specified thereon. If no instructions are specified, the shares represented by any properly executed proxy will be voted FOR the proposals: (i) to approve Charter Amendment No. 1, (ii) to approve Charter Amendment No. 2, (iii) to approve the 1997 Option Plan, and (iv) to elect each of the seven nominees named below under the caption "Proposal No. 4 Election of Directors."

        The Board of Directors is not aware of any matters that will come before the Meeting other than as described above. However, if such matters are presented, the named proxies will, in the absence of instructions to the contrary, vote such proxies in accordance with the judgment of such named proxies with respect to any such other matter properly coming before the Meeting.

        A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. The affirmative vote of holders of a majority of the outstanding shares of Common Stock is required for the approval of each of Charter Amendment No. 1 and Charter Amendment No. 2. The affirmative vote of a majority of the shares of Common Stock represented and voting (in person or by proxy) at the Meeting (provided such affirmative votes constitute a majority of the required quorum, which quorum is a majority of the shares outstanding on the Record Date) is required for approval of the 1997 Option Plan. The validly-nominated nominees for election as directors who rank first through seventh in the number of votes received from holders of Common Stock represented (in person or by proxy) and voting at the

Meeting will be elected as directors, even if some or all of such nominees receive less than a majority of the total votes cast (assuming presence of a quorum).

        With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded from the vote and will have no effect. With regard to other proposals, votes cast against a proposal will be counted for purposes of determining (i) the presence or absence of a quorum and
(ii) the total number of votes cast with respect to such proposal.

        With regard to proposals other than the election of directors, abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to such proposal. Accordingly, abstentions as to the approval of Charter Amendment No. 1, Charter Amendment No. 2 and the 1997 Option Plan will have the same effect as a vote against such proposals.

        A proxy submitted by a stockholder may indicate that all or a portion of the shares of Common Stock represented by such proxy are not being voted by such stockholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. The shares subject to any such proxy which are not being voted with respect to a particular matter will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to such proposal. Accordingly, such non-votes as to the approval of Charter Amendment No. 1, Charter Amendment No. 2 and the 1997 Option Plan will have the same effect as a vote against such proposals.

INSPECTOR OF ELECTIONS

        The Board of Directors has appointed Joyce L. Wallach, General Counsel and Secretary of the Company, as the Inspector of Elections for the Meeting. The Inspector of Elections will determine the number of shares of Common Stock represented in person or by proxy at the Meeting, whether a quorum exists, the authenticity, and validity and effect of proxies, and will receive and count the votes.

                                 PROPOSAL NO. 1
                    TO AMEND THE CERTIFICATE OF INCORPORATION
                     TO INCREASE THE AUTHORIZED COMMON STOCK

        On March 3, 1998, the Board of Directors unanimously approved a resolution to amend the Company's Certificate of Incorporation, subject to stockholder approval at the Meeting, to increase the authorized shares of Common Stock from 50,000,000 to 100,000,000 shares ("Charter Amendment No. 1", a copy of which is set forth as Appendix A hereto). The Company's Certificate of Incorporation, as amended, currently authorizes the Company to issue up to 50,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of April 7, 1998, the Company had issued and outstanding 31,724,474 shares of Common Stock and has reserved for issuance an additional 17,538,297 shares of Common Stock upon exercise of outstanding options and warrants and conversion of outstanding 12% Convertible Promissory Notes (the "Convertible Notes") and outstanding shares of Series A Convertible Preferred Stock (the "Series A Preferred"). As of April 7, 1998, the Company had issued and outstanding 1,245,340 shares of Preferred Stock, all of which are designated as Series A Preferred.

        Since the Company has only 737,329 remaining authorized, non-reserved shares of Common Stock available for issuance in the future, much of the Company's flexibility with respect to possible future equity financings, stock splits, stock-for-stock acquisitions, stock dividends, grants of stock options to employees and directors, or other transactions that involve the issuance of Common Stock (collectively, "Future Actions") has been lost. In addition, since there were not enough authorized, non-reserved shares of Common Stock available to be reserved for issuance upon exercise of certain warrants pursuant to the terms of a recently completed private placement of securities of the Company, the Company issued such warrants (i) pursuant to an agreement between the Company and the placement agent for such private placement pursuant to which the Company agreed to submit this proposal to approve Charter Amendment No. 1 at the Meeting, and (ii) subject to certain penalties if Charter Amendment No. 1 is not so approved, all as more fully described below.

COMMITMENTS TO RESERVE SHARES FOR CERTAIN PURPOSES IF CHARTER AMENDMENT NO. 1 IS APPROVED

        RECENT PRIVATE PLACEMENT

        On March 19 and 23, 1998, the Company consummated a private placement (the "Private Placement") of 8,686,667 shares of Common Stock and warrants to purchase 8,686,667 shares of Common Stock. Such securities were issued and sold in units (the "Units"), each Unit consisting of 133,333 shares of Common Stock (determined by dividing (x) $100,000 by (y) $0.75 (the average closing bid price per share of Common Stock on the three trading days immediately preceding the closing date plus $0.03125), and seven-year warrants (expiring on March 23,
2005) to purchase 133,333 shares of Common Stock (the "Unit Warrants"), at an exercise price of $0.75 per share (the "Unit Warrant Exercise Price"). The Company received net proceeds of approximately $5,900,000 from the Private Placement after deducting commissions, finders' fees and related expenses. Of the net proceeds, $1,020,000 was used to repay a short-term loan made by a director and principal stockholder of the Company (see "Proposal No. 4 Election of Directors --Certain Relationships and Related Transactions"). The balance of the net proceeds will be used for working capital and general corporate purposes.

        Commonwealth Associates ("Commonwealth") acted as placement agent in the Private Placement for which it received from the Company (i) 133,333 shares of Common Stock in lieu of a cash retainer, (ii) $251,750 in cash commissions,
(iii) and seven-year warrants to purchase 670,534 shares of Common Stock at an exercise price of $0.75 per share, and (iv) an accountable expense reimbursement of $97,500 in cash. In addition, the 350,000 Common Stock purchase warrants issued to Commonwealth or its designees, as compensation for its services in connection with the exchange of certain Convertible Notes for shares of Series A Preferred in February 1998, at an exercise price of $1.125 will be replaced with warrants having identical terms except that the exercise price will be reduced to $0.75 per share. See "Proposal No. 4 Election of Directors --Certain Relationships and Related Transactions."

        Harold S. Blue and Lincoln Enterprises served as finders in the Private Placement for which each received $124,875 in cash and seven-year warrants to purchase an aggregate of 333,333 shares of Common Stock at an exercise price of $0.75 per share. See "Proposal No. 4 Election of Directors --Certain Relationships and Related Transactions."

        The Company had insufficient authorized and unissued shares of Common Stock to reserve for issuance upon exercise of all of the Unit Warrants issued in the Private Placement. Therefore, of the Unit Warrants issued, 3,456,424 were immediately exercisable and 5,230,243 will become exercisable if and when the Company has available a sufficient number of authorized and unissued shares of Common Stock to reserve for issuance upon exercise thereof. If the Company does not have such sufficient shares of Common Stock so reserved on or prior to July 15, 1998, each original holder of Unit Warrants will be entitled to receive, at its option, in exchange for its Unit Warrants, shares of Series C Convertible Preferred Stock, par value $0.01 per share of the Company (the "Series C Preferred") having a stated value of $0.01 per share (the "Series C Stated Value"), convertible into the number of shares of Common Stock issuable upon exercise other the Unit Warrants, upon payment in cash in the amount of the Unit Warrant Exercise Price in effect at the time of such exchange (the "Series C Conversion Price"), subject to adjustment.

        The Company, at its option, may redeem the Unit Warrants for $0.25 per Unit Warrant upon a minimum of 20 days' notice if (i) the Common Stock has traded at or above $4.50 per share during 20 consecutive trading days prior to sending the redemption notice, and (ii) resale of shares of Common Stock underlying the Unit Warrants is then covered by an effective registration statement under the Securities Act.

TERMS OF SERIES C PREFERRED

        Holders of Series C Preferred, if issued, will receive a cash dividend of $0.16 per annum per share of Common Stock issuable upon conversion of its shares of Series C Preferred, payable quarterly in arrears, until such time, if any, as there is a sufficient number of authorized and unissued shares of Common Stock reserved for issuance upon conversion in full of all shares of Series C Preferred issued in exchange for the Unit Warrants.

        DIVIDEND PENALTY FOR FAILURE TO REGISTER SHARES. If a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), has not been declared effective with respect to the resale of all of the shares of Common Stock issuable upon conversion of the Series C Preferred within 120 days following the date on which the Series C Preferred is issued, if any, a cash dividend of $0.16 per annum per share issuable upon conversion of the Series C Preferred, payable quarterly in arrears, shall be paid on the Series C Preferred until such time as such registration statement is declared effective under the Securities Act.

        VOTING RIGHTS. The Series C Preferred, if issued, will be entitled to the following voting rights in addition to any voting rights which may be required under Delaware Corporate Law. The Company may not take any of the following actions without the affirmative vote of a majority of the shares of Series C Preferred (i) issue any series of preferred stock senior as to liquidation and/or dividend, (ii) alter or change the rights of the Series C Preferred as to adversely affect the Series A Preferred, and (iii) incur certain indebtedness.

        On any matters on which the Series C Preferred may be entitled to vote together with the Common Stock and other shares of convertible Preferred Stock, the holders thereof shall be entitled to one vote per share of Common Stock into which its shares of Series C Preferred are then convertible. As to matters upon which the Series C Preferred is entitled to vote as a separate class, each share of Series C Preferred shall be entitled to one vote per share.

        LIQUIDATION PREFERENCE. Upon a liquidation of the Company, each holder of Series C Preferred, if issued, shall be entitled to receive, before and in preference to any distribution or payment to holders of Common Stock or other security junior to the Series C Preferred, an amount in cash equal to the Series C Stated Value of such holder's shares of Series C Preferred then outstanding plus an amount equal to the accrued and unpaid dividends on such Series C Preferred, if any. If, upon such liquidation, the assets of the Company available for distribution to holders of Series C Convertible Preferred and any other series of Preferred Stock then outstanding ranking on parity with the Series C Convertible Preferred upon liquidation shall be insufficient to permit payment in full to the holders of the Series C Convertible preferred and such parity stock, then the entire assets and funds of the Company legally available for distribution to such holders and the holders of such parity stock then outstanding shall be distributed ratably among such holders.

        REDEMPTION. The Company, at its option, may redeem the Series C Preferred for $0.01 per share upon a minimum of 30 days' notice if (i) the Common Stock has traded at or above $4.50 per share during 20 consecutive trading days prior to sending the redemption notice, and (ii) resale of shares of Common Stock underlying the Series C Preferred is then covered by an effective registration statement under the Securities Act.

POSSIBLE EXCHANGE OF UNITS FOR ALTERNATE UNITS

        If the Common Stock is delisted from The Nasdaq Stock Market at any time on or prior to December 31, 1998, original purchasers of Units will be entitled to receive, at their option, in exchange for the Units, units (the "Alternate Units"), each Alternate Unit consisting of (i) shares of Series B Convertible Preferred Stock, par value $0.01 per share of the Company (the "Series B Preferred") having an aggregate stated value of $100,000 (the "Series B Stated Value"), convertible into shares of Common Stock at an initial conversion price (the "Series B Conversion Price") of $0.75_ per share, subject to reset as described below, and (ii) warrants (the "Alternate Warrants") exercisable to purchase the number of shares of Common Stock issuable upon exercise of the Unit Warrants at the same initial Unit Warrant Exercise Price, subject to reset as described below.

TERMS OF SERIES B PREFERRED

        The Series B Preferred, if issued, will be immediately convertible at the option of the holder into shares of Common Stock at the Series B Conversion Price. If, on or prior to December 31, 1998, the average closing bid price per share of Common Stock for five consecutive trading days is less than $0.50 and the then current Series B Conversion Price is higher than $0.50, then the Series B Conversion Price will be reduced to $0.50. However, the Company may not have sufficient authorized and unissued shares of Common Stock available to reserve for issuance upon conversion of all of shares of Series B Preferred, if the Series B Conversion Price is reset. In which case, holders of Series B Preferred would only be able to convert such shares into its pro rata percentage of shares available for issuance upon conversion of Series B Preferred. If the Company does not have such sufficient shares of Common Stock reserved for issuance of all shares of Common Stock into which the Series B Convertible Preferred are then convertible on or prior to July 15, 1998, each holder of Series B Preferred will be entitled to receive a cash dividend of 16% per annum on the Series B Stated Value, payable quarterly in arrears, until such time, if any, as there are sufficient authorized and unissued shares reserved for issuance upon exercise in full of the Series B Preferred issued in the Alternate Units.

        AUTOMATIC CONVERSION. If during the six-year period beginning on March 19, 1998, (i) the Common Stock has traded at or above $4.50 per share during 20 consecutive trading days, and (ii) resale of shares of Common Stock underlying the Series B Preferred is then covered by an effective registration statement under the Securities Act, the Series B Preferred, at the option of the Company and without action of the holders, may be converted into Common Stock at the then effective Series B Conversion Price.

        DIVIDEND PENALTY FOR FAILURE TO REGISTER SHARES. If a registration statement under the Securities Act has not been declared effective with respect to the resale of all of the shares of Common Stock issuable upon conversion of the Series B Preferred on or prior to July 15, 1998, a cash dividend of 16% per annum per on the Series B Stated Value, payable quarterly in arrears, shall be paid on the Series B Preferred until such time as such registration statement is declared effective under the Securities Act.

        VOTING RIGHTS. The Series B Preferred, if issued, will be entitled to the following voting rights in addition to any voting rights which may be required under Delaware Corporate Law. The Company may not take any of the following actions without the affirmative vote of a majority of the shares of Series B Preferred (i) issue any series of preferred stock senior as to liquidation and/or dividend, (ii) alter or change the rights of the Series B Preferred as to adversely affect the Series B Preferred, and (iii) incur certain indebtedness.

        On any matters on which the Series B Preferred may be entitled to vote together with the Common Stock and other shares of convertible Preferred Stock, the holders thereof shall be entitled to one vote per share of Common Stock into which its shares of Series B Preferred are then convertible. As to matters upon which the Series B Preferred is entitled to vote as a separate class, each share of Series B Preferred shall be entitled to one vote per share.

        LIQUIDATION PREFERENCE. Upon a liquidation of the Company, each holder of Series B Preferred shall be entitled to receive, before and in preference to any distribution or payment to holders of Common Stock or other security junior to the Series B Preferred, an amount in cash equal to the Series B Stated Value of such holder's shares of Series B Preferred then outstanding plus an amount equal to the accrued and unpaid dividends on such Series B Preferred, if any. If, upon such liquidation, the assets of the Company available for distribution to holders of Series B Preferred and any other series of Preferred Stock then outstanding ranking on parity with the Series B Preferred (including the Series A Preferred) upon liquidation shall be insufficient to permit payment in full to the holders of the Series B Preferred and such parity stock, then the entire assets and funds of the Company legally available for distribution to such holders and the holders of such parity stock then outstanding shall be distributed ratably among such holders.

        RESERVATION OF SHARES ISSUABLE UPON EXERCISE OF OPTIONS SUBJECT TO LOCK-UP AGREEMENTS

        Because the Company would not otherwise have had sufficient authorized, non-reserved shares available to reserve for issuance upon exercise of the 3,456,424 Unit Warrants issued in the Private Placement which are currently exercisable, certain executive officers of the Company agreed, pursuant to lock-up agreements (the "Lock-up Agreements"), not to exercise stock options granted to them unless and until such options become exercisable upon the availability of sufficient shares of Common Stock to reserve for issuance upon the exercise thereof as follows: (i) Paul F. Lavallee, Chairman of the Board, President and Chief Executive Officer, 1,500,000 shares exercisable at $0.75 per share expiring on January 30, 2005, (ii) Leonard R. Prange, Chief Operating Officer and Chief Financial Officer, 200,000 shares exercisable at $3.94 per share expiring May 23, 2007, and (iii) Norman J. Pressman, Chief Scientific Officer and Senior Vice President Research, 200,000 shares exercisable at $3.94 per share expiring May 23, 2007 (collectively, the "Locked-up Options). The 1,900,000 shares that had been reserved for issuance upon exercise of such options were reserved for issuance upon exercise of Unit Warrants issued in the Private Placement. The Lock-up Agreements provide that, if stockholders approve Charter Amendment No. 1 or Charter Amendment No. 2, the Company will reserve for issuance 1,900,000 shares for issuance upon exercise of the Locked-up Options.

        At present, there are no specific understandings, arrangements or agreements with respect to any future issuances of the additional shares of Common Stock to be authorized by upon approval of Charter Amendment No. 1, except as described above in connection with the Private Placement and Locked-up Options.

        The Company continues to evaluate ways to increase value for its stockholders, and the Board of Directors believes that it is prudent to have additional shares of Common Stock available for Future Actions. The Board of Directors will determine whether, when and on what terms to issue shares of Common Stock in connection with any Future Actions. The Board of Directors believes that the proposed increase in the number of authorized shares of Common Stock will give the Company greater flexibility in responding to business needs and opportunities by allowing shares of Common Stock to be issued.

        If Charter Amendment No. 1 is approved by the stockholders, such Amendment will become effective on the date on which a Certificate of Amendment to the Company's Certificate of Incorporation, in the form of Appendix A to this Proxy Statement, is filed with the Secretary of State of Delaware. However, in accordance with the Delaware General Corporation Law, the Board of Directors is authorized to abandon Charter Amendment No. 1, notwithstanding stockholder approval thereof, at any time prior to filing with Secretary of State of Delaware.

        POSSIBLE REVERSE STOCK SPLIT. Stockholders are also being asked to approve Proposal No. 2 to approve Charter Amendment No. 2 to effect a one-for-six reverse stock split on the Common Stock. If stockholders approve both Proposal No. 1 and Proposal No. 2, (i) the Company will file only one of the Charter Amendments as determined by the Board of Directors to be in the best interests of the Company, and (ii) the Board of Directors will abandon the other Charter Amendment. See "Proposal No. 2 to Amend the Certificate of Incorporation to Effect a Reverse Stock Split."

        Each of the purchasers of Units in the Private Placement, holding an aggregate of 8,686,667 shares of Common Stock, has agreed to vote its respective shares in favor of Charter Amendment No. 1 (which shares in the aggregate represent approximately 27% of the outstanding voting power of the Company).

        THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF CHARTER AMENDMENT NO. 1. APPROVAL OF CHARTER AMENDMENT No. 1 REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE AT THE MEETING. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED "FOR" THE CHARTER AMENDMENT No. 1, UNLESS OTHERWISE INSTRUCTED.

                                 PROPOSAL NO. 2

                   TO AMEND THE CERTIFICATE OF INCORPORATION
                         TO EFFECT A REVERSE STOCK SPLIT

GENERAL

           The Board of Directors of the Company has adopted, subject to stockholder approval, a resolution proposing that the Company amend its Certificate of Incorporation to reduce the outstanding number of shares of Common Stock and effect a reverse stock split (the "Reverse Stock Split") pursuant to which each six shares of Common Stock ("Old Common Stock") will become one share of the Company's then outstanding common stock ("New Common Stock").

           The Certificate of Incorporation presently authorizes 50,000,000 shares of Common Stock, of which 31,724,374 shares were issued and outstanding on the Record Date. In addition, as of the Record Date, 24,668,540 shares of Common Stock were subject to issuance upon exercise of outstanding warrants, options and other convertible securities.


PURPOSES OF THE REVERSE STOCK SPLIT

           From October 1996 until February 19, 1998, the Common Stock traded on the Nasdaq National Market. On November 14, 1997, Nasdaq notified the Company that Nasdaq was reviewing the eligibility of the Common Stock for continued inclusion on the Nasdaq National Market because at September 30, 1997 the Company's net tangible assets and equity were below the $4,000,000 million threshold for continued listing. On December 5, 1997, the Company provided Nasdaq with the Company's proposals for achieving compliance. On December 18, 1997, Nasdaq notified the Company that the Company's request for continued listing on the Nasdaq National Market had been denied. The decision was reviewed before an oral hearing panel of Nasdaq on January 29, 1998.

           The Nasdaq hearing panel ordered that the trading of the Common Stock be moved to the Nasdaq SmallCap Market on February 19, 1998, pursuant to a temporary exemption from the initial listing requirements. On February 17, 1998, Nasdaq notified the Company that in order to continue listing of the Common Stock on the Nasdaq SmallCap Market the Company must (i) file an application for listing the Common Stock on the Nasdaq SmallCap Market by February 28, 1998, and (ii) file with the Securities and Exchange Commission (the "Commission"), on or prior to March 20, 1998, a pro forma balance sheet dated February 28, 1998 showing net tangible assets of a minimum of $7,000,000 and compliance with all criteria for continued listing on the Nasdaq SmallCap Market. The Company filed the required listing application within the prescribed period. On March 20, 1998, the Company filed with the Commission a Current Report on Form 8-K evidencing compliance with the $7,000,000 minimum net tangible assets requirement and all criteria for continued listing, except that, from February 19, 1998 through March 23, 1998 and then again on April 2, 1998, the bid price for the Common Stock dropped below the $1.00 minimum bid price for continued listing.

           On March 17, 1998, Nasdaq granted the Company's request for an extension of the deadline for achieving compliance with the minimum $1.00 price per share of Common Stock for continued listing. The Board of Directors has approved the Reverse Stock Split as a means to increase the bid price of the Common Stock by reducing the total number of outstanding shares. If the Reverse Stock Split is effected, Nasdaq has required that the bid price remain over $1.00 per share during the ten consecutive trading days following the effectiveness of the Reverse Stock Split.

           The closing bid price per share of the Common Stock as reported on the Nasdaq SmallCap Market on April 9, 1998, the last trading day prior to the date of this Proxy Statement, was $1.28. The Board of Directors believes that if the bid price of the Common Stock remains above $1.00, the Common Stock will be eligible for continued listing on Nasdaq SmallCap Market. However, there can be no assurance that, even if the Reverse Stock Split is effected, the Common Stock will continue to remain eligible for listing on the Nasdaq SmallCap Market.

           If the Common Stock is not listed on Nasdaq, trading, if any, in the Common Stock would thereafter be conducted in the non-Nasdaq over-the-counter market in the so-called "pink sheets" or the NASD's "Electronic Bulletin Board." Consequently, the liquidity of the Company's securities could be impaired, not only in the number of shares of Common Stock that would be bought and sold, but also through delays in the timing of transactions, reduction in security analyst coverage of the Company and lower prices for the Common Stock than might otherwise be attained. Consequently, investors could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of the Company's Common Stock. In addition, delisting could result, in certain circumstances, in the Common Stock becoming characterized as a low-priced or "penny" stock. In such event, the market liquidity for the Company's securities could be severely affected as the Common Stock would be subject to compliance with The Securities Enforcement and Penny Stock Reform Act of 1990. The regulations governing low-priced, so-called "penny" stocks could limit the ability of broker-dealers to sell the Company's Common Stock and, in turn, the ability of stockholders to sell their Common Stock.

           In March 1998, the Company consummated a private placement of 8,686,667 shares of Common Stock and warrants to purchase 8,686,667 shares of Common Stock, sold in units (the "Units"), each Unit consisting of 133,333 shares of Common Stock, and seven-year warrants to purchase 133,333 shares of Common Stock (the "Unit Warrants"), at an exercise price of $0.75 per share (the "Unit Warrant Exercise Price"). If the Common Stock is delisted from the Nasdaq Stock Market at any time on or prior to December 31, 1998, original purchasers of Units will be entitled to receive, at their option, in exchange for the Units, units (the "Alternate Units"), each Alternate Unit consisting of (i) shares of Series B Convertible Preferred Stock, par value $0.01 per share of the Company (the "Series B Preferred") having an aggregate stated value of $100,000 (the "Series B Stated Value"), convertible into shares of Common Stock at an initial conversion price (the "Series B Conversion Price") of $0.75 per share, subject to reset and (ii) warrants (the "Alternate Warrants") exercisable to purchase the number of shares of Common Stock issuable upon exercise of the Unit Warrants at the same initial Unit Warrant Exercise Price. See "Proposal No. 1 to Amend the Certificate of Incorporation to Increase the Authorized Common Stock --Possible Exchange of Units for Alternate Units" for a description of terms of the Alternate Units.

           The Board of Directors also believes that the current low per share price of the Common Stock has had a negative effect on the price and marketability of existing shares, the amount and percentage (relative to share price) of transaction costs paid by individual stockholders and the potential ability of the Company to raise capital by issuing additional shares. Reasons for these effects include internal policies of certain institutional investors which prevent the purchase of low-priced stocks, the fact that many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin and a variety of brokerage house policies and practices which tend to discourage individual brokers within those firms from dealing in low-priced stocks.

         In addition, since brokers' commissions on the low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the Common Stock can result in individual stookholder, paying transaction costs which are a higher percentage of the share price than would be the case if the share price were substantially higher. The Board of Directors also believes that this factor limits the willingness of certain institutional investors to purchase the Common Stock. The Board of Directors believes that the proposed Reverse Stock Split will enhance the Company's flexibility in the future for financing and capitalization needs. There can, however, be no assurance that any of the foregoing effects will occur. THERE CAN BE NO ASSURANCE THAT THE TOTAL MARKET CAPITALIZATION OF THE COMMON STOCK AFTER THE PROPOSED REVERSE STOCK SPLIT WILL BE EQUAL TO THE TOTAL MARKET CAPITALIZATION BEFORE THE PROPOSED REVERSE STOCK SPLIT OR THAT THE MARKET PRICE FOLLOWING THE REVERSE STOCK SPLIT WILL EITHER EXCEED OR REMAIN IN EXCESS OF THE CURRENT MARKET PRICE.


EFFECTIVENESS OF THE REVERSE STOCK SPLIT

         If Proposal No. 2 is approved by the stockholders, the Reverse Stock Split would become effective at such time as the Company files the Certificate of Amendment ("Charter Amendment No. 2") with the Secretary of State of Delaware (the "Effective Date"). Even if the Reverse Stock Split is approved by the stockholders, it is within the discretion of the Board of Directors to not carry out the Reverse Stock Split. Upon the filing of the Charter Amendment No. 2, all of the Old Common Stock will be converted into New Common Stock as set forth in the Certificate of Amendment. The number of shares of New Common Stock will be rounded up to the nearest whole share as fractional shares will not be issued. From and after the Effective Date, certificates representing shares of Old Common Stock shall be deemed to represent only the right to receive shares of New Common Stock to which an individual stockholder is entitled.


CERTIFICATES AND FRACTIONAL SHARES

         As soon as practicable after the Effective Date, the Company will request all stockholders to return their stock certificates representing issued shares of Old Common Stock outstanding on the Effective Date ("Old Certificates") in exchange for certificates representing the number of whole shares of New Common Stock into which the shares of Common Stock have been converted ("New Certificates") as a result of the Reverse Stock Split Each stockholder will receive a letter of transmittal from the Company's transfer agent, First Chicago Trust Company of New York (the "Transfer Agent"), containing instructions on how to exchange certificates. STOCKHOLDERS SHOULD NOT SUBMIT THEIR OLD CERTIFICATES TO THE TRANSFER AGENT UNTIL THEY RECEIVE THESE INSTRUCTIONS. In order to receive New Certificates, stockholders must surrender their Old Certificates pursuant to the Transfer Agent's instructions, together with the properly executed and completed letter of transmittal and such evidence of ownership of such shares as the Company may require.

         Beginning with the Effective Date, each Old Certificate until surrendered and exchanged as described above, will be deemed for all corporate purposes to evidence ownership of the whole number of shares of the Common Stock into which the shares evidenced by such Old Certificates have been amended.

         No fractional shares of New Common Stock will be issued as a result of the Reverse Stock Split. In lieu of receiving fractional shares, stockholders who hold a number of shares not evenly divisible immediately prior to the Reverse Stock Split will be entitled to receive a whole share of New Common Stock for any fractional share at no additional cost. The number of shares of New Common Stock to be issued in connection with rounding up such fractional interests is not expected by management of the Company to be material.


CERTAIN EFFECTS OF THE REVERSE STOCK SPLIT

         The principal effect of the Reserve Stock Split will be to decrease the number of shares of Common Stock outstanding from 31,724,374 to approximately 5,287,396, before giving effect to the rounding up of fractional shares referred to above. In addition, the Board of Directors will take appropriate action to proportionately adjust the number of Common Shares issuable upon exercise of outstanding warrants, options and other convertible securities, and to adjust the related exercise price, to reflect the Reverse Stock Split. As a result, following the Effective Date, the number of Common Shares issuable upon the exercise of outstanding warrants, options and other convertible securities will be reduced from 24,668,540 to 4,111,424 shares. The authorized number of shares of Common Stock will remain at 50,000,000 shares.

         The shares of New Common Stock will be fully paid and nonassessable. The relative voting and other rights of holders of the New Common Stock will not be altered by the Reverse Stock Split. The Company does not anticipate that the Reverse Stock Split will result in any material reduction in the number of holders of Common Stock. Certain stockholders' Post-reverse Stock Split holdings may include an "odd lot" number of shares. In general, it is somewhat more difficult to purchase or sell an oddlot number of shares, and transactions in odd lots are subject to higher commissions and other transaction costs applicable to so-called round lots.

         The Reverse Stock Split will not change the par value of shares of Common Stock. However, under applicable Delaware law, the total capital of the Company will not be reduced as a result of the Reverse Stock Split, even though the aggregate par value of all issued and outstanding shares will be reduced to one-sixth of the aggregate par value prior to the Reverse Stock Split. Accordingly, the Reverse Stock Split will not change surplus available for dividends.

         The Board considered reducing the number of shares of authorized Common Stock in connection with the Reverse Stock Split but determined that the availability of additional shares may be beneficial to the Company in the future. The availability of additional authorized shares will allow the Board to issue shares for corporate purposes, if appropriate opportunities should arise, without further action by stockholders or the time delay involved in obtaining stockholder approval (unless required by law or regulation). Such purposes could include effecting future acquisitions of other businesses or meeting requirements for working capital or capital expenditures through the issuance of shares. To the extent that any additional shares (or securities convertible into common stock) may be issued on other than a pro rata basis to current stockholders, the present ownership position of current stockholders may be diluted. The Common Stock has no preemptive rights. In addition, if another party should seek to acquire or take over control of the Company, and the Board does not believe such transaction is in the best interest of the Company and its stockholders, some or all of the authorized shares could be issued to another party to try to block such transaction.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following description of certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (e.g., nonresident aliens, brokerdealers, or insurance companies). Stockholders are urged to consult their own tax advisors to determine the particular tax consequences to them.

         The Company has not sought and will not seek a ruling from the Internal Revenue Service or an opinion of counsel regarding the federal income tax Consequences of the Reverse Stock Split. However, the Company believes that because the Reverse Stock Split is not part of a plan to periodically increase a stockholders proportionate interest in the assets or earnings and profits of the Company, the Reverse Stock Split will have the following effects:

         The amendment of shares of Old Common Stock to become shares of New Common Stock should not result in recognition of gain or loss (except in the case of the portion of a whole share of New Common Stock attributable to the rounding up to the nearest whole number of shares of New Common Stock in lieu of fractional shares as described above). The holding period for the shares and portions of shares of New Common Stock will include the stockholder's holding period for its shares of Old Common Stock, provided that the shares of Old Common Stock were held as a capital asset. The portion of the shares of New Common Stock attributable to rounding up for fractional shares will have a holding period commencing on the Effective Date. The adjusted basis of the shares of New Common Stock will be the same as the adjusted basis of the shares of Old Common Stock, increased by the income or gain attributable to the rounding up to a whole number of shares as described herein. Shares of New Common Stock attributable to the rounding up to the nearest whole number of shares will be treated for tax purposes as if the fractional shares constitute a disproportionate dividend distribution. Such stockholders should generally recognize ordinary income to the extent of earnings and profits of the Company allocated to the portion of each share of New Common Stock attributable to the rounding up process, and the remainder of the gain, if any, shall be treated as received from the exchange of property.


MISCELLANEOUS

         The Board of Directors may abandon the proposed Reverse Stock Split at any time before or after the Meeting and prior to the filing of the Charter Amendment No. 2 related thereto if for any reason the Board of Directors deems it advisable to do so. In addition, the Board of Directors may make any and all changes to Charter Amendment No. 2 that it deems necessary to file Charter Amendment No. 2 with the Delaware Secretary of State and give effect to the Reverse Stock Split.

POSSIBLE INCREASE IN AUTHORIZED COMMON STOCK

         Stockholders are also being asked to approve Proposal No. 1 to approve Charter Amendment No. 1 to increase the authorized Common Stock from 50,000,000 shares to 100,000,000 shares. If stockholders approve both Proposal No. 1 and Proposal No. 2, (i) the Company will file only one of the Charter Amendments as determined by the Board of Directors to be in the best interests of the Company, and (ii) the Board of Directors will abandon the other Charter Amendment. One factor the Board will consider in making this determination will be the price of the Common Stock at the Meeting date. If the Common Stock is trading sufficiently above the $1.00 minimum bid price requirement for continued listing on the Nasdaq SCMS to avoid delisting without effecting the Reverse Stock Split, the Board would likely abandon the Reverse Stock Split and effect only the increase in authorized Common Stock pursuant to Charter Amendment No. 1. See "Proposal No. 1 to Amend the Certificate of Incorporation to Increase the Authorized Common Stock."


RECOMMENDATION AND VOTE

         Assuming the presence of a quorum, the proposal to amend the Company's Certificate of Incorporation to effect the Reverse Stock Split requires the approval by the holders of a majority of the outstanding shares of Common Stock. Proxies will be voted for or against such approval in accordance with specifications marked thereon and, if no specification is made, will be voted FOR such approval.

         The Board of Directors recommends a vote FOR the approval of the proposal to amend the Company's Certificate of Incorporation to effect the Reverse Stock Split (Proposal No.2).

                                 PROPOSAL NO. 3

                          APPROVAL OF 1997 STOCK OPTION


GENERAL

        The Board of Directors is proposing for stockholder approval the AccuMed International, Inc. 1997 Stock Option Plan, as amended by Amendment No. 1 (the "1997 Option Plan"). The Board of Directors approved the 1997 Option Plan in May 1997, subject to stockholder approval at this Meeting. The purposes of the 1997 Option Plan are (i) to align the interests of the Company's stockholders and recipients of options under the 1997 Option Plan by increasing the proprietary interest of such recipients in the Company's growth and success, and (ii) to advance the interests of the Company by attracting and retaining officers, other key employees and well-qualified non-employee directors. Under the 1997 Option Plan, the Company may grant incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options to purchase an aggregate of up to 1,350,000 shares of Common Stock. Reference is made to Appendix C to this Proxy Statement for the complete text of the 1997 Option Plan, which is summarized below.

DESCRIPTION OF THE 1997 OPTION PLAN

        SHARES AND OPTIONS SUBJECT TO PLAN. The 1997 Option Plan provides for the grant of options to purchase an aggregate of 1,350,000 shares of Common Stock (subject to adjustment). Options may be either incentive stock options intended to meet the requirements of Section 422 of the Code or nonqualified stock options. The 1997 Option Plan includes provisions for adjustment of the number of shares of Common Stock available for grant thereunder and in the number of shares of Common Stock underlying outstanding options in the event of any stock splits, stock dividends or other relevant changes in the capitalization of the Company. No option may be granted after May 23, 2007.

        ELIGIBILITY. Under the 1997 Option Plan, employees, including officers, are eligible to receive grants of either incentive stock options structured to qualify under Section 422 of the Code, or nonqualified stock options which are not intended to meet the requirements of Code Section 422. Consultants and non-employee directors are eligible to be granted only nonqualified options. Six non-employee directors, and approximately 158 officers and other employees of the Company and its subsidiaries are eligible to participate in the 1997 Option Plan. No consultants of the Company or its subsidiaries are currently eligible to participate in the 1997 Option Plan.

        ADMINISTRATION. Administration of the 1997 Option Plan has been delegated to the Compensation Committee of the Board of Directors, consisting entirely of "disinterested" directors within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" within the meaning of Section 162(m) of the Code. The Compensation Committee, within the parameters of the 1997 Option Plan, has authority to determine to whom options are granted, the number of options granted, and the terms of such options. All questions of interpretation or application of the 1997 Option Plan are determined by Compensation Committee whose decisions are final and binding upon all participants.

        TERMS OF OPTIONS. Each option granted will be evidenced by a stock option agreement.

        Consideration for the options granted pursuant to the 1997 Option Plan will be provided by the recipient's past, present and expected future contribution to the Company; no monetary consideration is provided.

        TERMINATION. Unless terminated earlier due to termination of the optionee's status as an employee or consultant of the Company, options granted under the 1997 Option Plan will terminate on the tenth anniversary of the date of grant; except that an incentive stock option granted to an employee who at the date of grant owned more than 10% of the combined voting power of all classes of stock of the Company and its subsidiaries will terminate on the fifth anniversary of the date of grant. Options granted to non-employee directors expire on the fifth anniversary of the grant date.

               Nonqualified Options. An optionee whose employment relationship has terminated, other than by death, disability or retirement on or after the age of 55 after a minimum of four years of employment with the Company, may exercise his or her outstanding nonqualified stock options to the extent exercisable on the termination date until the earlier of expiration of the option and one year (or such other period as set forth in the option agreement) following the termination date. If employment terminates for any other reason, the optionee may exercise his or her outstanding nonqualified stock options to the extent exercisable on the termination date until the earlier of expiration of the option and 30 days following the termination date.

               Non-employee Director Options. Options granted to non-employee directors expire on the fifth anniversary of the grant date and are not subject to earlier termination.

               Incentive Stock Options. Unless otherwise specified in the option agreement, an incentive stock option may be exercised by the optionee or his or her legal representative following termination of employment due to death or Permanent and Total Disability (as defined in Section 22(e)(3) of the Code), until the earlier of expiration of the option and one year (or such shorter period specified in the option agreement) following the date of termination. An optionee whose employment is terminated for any other reason may exercise his or her incentive stock options for a period of 30 days from the date of such termination. In each case, options are exercisable only to the extent they were exercisable on the termination date.

        NON-EMPLOYEE DIRECTOR OPTIONS. Non-employee directors are entitled to receive nonqualified stock options to purchase 20,000 shares of Common Stock upon initial election and each annual reelection to the Board of Directors. Such options are immediately exercisable at the closing price of the Common Stock on the grant date and expire on the fifth anniversary of the grant date.

        TRANSFER RESTRICTIONS. No option is transferable by the optionee otherwise than by will or the laws of descent and distribution.

        EXERCISE PRICE. The option exercise price per share of Common Stock to be issued upon exercise of all options under the 1997 Option Plan must be at least 100% of the fair market value per share of the Company's Common Stock on the date of grant of the option. Incentive stock options granted to an employee who on the grant date owns more than 10% of the combined voting power of all classes of stock of the Company and its subsidiaries (a "10% Holder") are required to have an exercise price of at least 110% of fair market value. The fair market value is determined to be the closing sales price of a share of Common Stock on the date of grant.

        EXERCISE. The options may be immediately exercisable on the date of grant or the right to acquire shares underlying the options may become vested as determined by the Compensation Committee and specified in the option agreement; provided, however, that options are exercisable beyond the 10th anniversary of the grant date, and incentive stock options granted to a 10% Holder are not exercisable beyond the fifth anniversary of the grant date. Payment of the exercise price is to be made in cash, by the delivery to the Company of shares of Common Stock, by instructing the Company to withhold shares of Common Stock issuable upon exercise having a fair market value equal to the exercise price, and by a so-called "cashless exercise" involving a securities broker-dealer or by any combination of the same. Common Stock surrendered in payment of the exercise price will be valued at its fair market value as of the exercise date. Upon termination of employment, options are exercisable only to the extent vested as of the termination date.

        EFFECTIVE DATE; TERMINATION. If approved by stockholders, the 1997 Option Plan will become effective retroactively as of May 23, 1997, the date of Board approval thereof. If the 1997 Option Plan is not approved by May 23, 1998, it will terminate on such date and all options previously granted thereunder (none of which are exercisable and all of which are subject to stockholder approval of the 1997 Option Plan) will become null and void. If the 1997 Option Plan is approved by stockholders, it will terminate May 23, 2007.

        AMENDMENTS. The Board of Directors may amend the 1997 Option Plan, provided that an optionee's consent is required to any amendment which would impair any option or deprive the optionee of any of his or her rights under the 1997 Option Plan; and shareholder approval is required of any amendment that would (i) increase the maximum number of shares for which options may be granted (except as subject to adjustment under the 1997 Option Plan), and (ii) effect any change inconsistent with Section 422 of the Code.

AWARDS UNDER THE PLAN AND PLAN BENEFITS TABLE

        The Compensation Committee has granted stock options (which are described in the table below) to purchase an aggregate of 1,322,642 shares of Common Stock. Such options were granted in connection with (i) recruitment of certain officers and other employees pursuant to the terms of their employment agreements, (ii) automatic grants to non-employee directors as compensation for their services, and (iii) rewards for exceptional performance. All such options were granted, and their exercisability remain, subject to obtaining stockholder approval of the 1997 Option Plan on or prior to May 23, 1998. Any such approval may also be deemed a ratification by the stockholders of each such award under relevant rules of the Securities and Exchange Commission. If such stockholder approval is not obtained, the 1997 Option Plan will expire on such date an all previously granted options will become null and void. For a description of the employment agreements pursuant to which options were granted to the executive officers, see "Proposal No. 4 Election of Directors --Executive Compensation --Employment Agreements; Separation Agreements."

        The following table sets forth the number and value of shares of Common Stock underlying stock options granted to (i) the executive officers named in the table pursuant to their employment agreements, (ii) all current executive officers as a group, (iii) non-executive officer employees as a group, (iv) and the non-employee directors as a group.

                             NEW PLAN BENEFITS TABLE
--------------------------------------------------------------------------------
                             1997 STOCK OPTION PLAN
--------------------------------------------------------------------------------


                                                                  -----------------------------
                                                                         COMMON SHARES
                                                                       UNDERLYING OPTIONS
          NAME AND POSITION                                        NUMBER             VALUE (4)
--------------------------------------------------------          -------            ----------
Peter P. Gombrich, former Chairman, President and
         Chief Executive Officer (1)                                    0            $       --

Mr. Michael D. Burke, former Group President (2)                        0            $       --

Paul F. Lavallee, Chairman, President and
         Chief Executive Officer (3)                               20,000            $   51,200

Leonard R. Prange, Chief Operating Officer and
         Chief Financial Officer                                  200,000            $  512,000

Norman J. Pressman, Ph.D, Chief Scientific Officer
         and Senior Vice President                                200,000            $  512,000

Joyce L. Wallach, Esq., General Counsel
         and Secretary                                             55,000            $  140,800

Current Executive Officers (4 persons)                            475,000            $1,216,000

Non-Executive/Employee Director Group (6 persons)                 100,000            $  256,000

Non-Executive Officer and Employee Group                          747,642            $1,913,964

--------------------------------------------------------

    (1) Mr. Gombrich resigned as Chairman, President and Chief Executive Officer effective January 30, 1998.

    (2)     Mr. Burke resigned as Group President effective December 31, 1997.

    (3) At the option grant date, Mr. Lavallee was a non-employee director who received the options pursuant to the Compensation Plan for all non-employee directors.

    (4) The Company utilizes the Black-Scholes pricing model to determine the fair value of options granted. The following assumptions were incorporated into the model: risk free rate 6%, expected volatility 20%, dividend yield 0%, and time of exercise 10 years. No adjustments were made for risk of non-transferability or risk of forfeiture. The per share value of each option using this calculation is $2.56.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        An optionee will not recognize any income upon the grant of an option. An optionee will recognize compensation taxable as ordinary income (and subject to income tax withholding) upon exercise of a nonqualified stock options equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction. A participant will not recognized income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option is granted and one year from the date it is exercised, any gain or loss arising from subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition the optionee will recognized compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon such disposition, and (ii) the fair market value of such shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction.

VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION

        Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote is required to approve the adoption of the 1997 Option Plan.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL. EACH PROXY RETURNED TO THE PROXY HOLDERS WILL BE VOTED "FOR" APPROVAL OF THE 1997 OPTION PLAN, UNLESS OTHERWISE INSTRUCTED.

                                 PROPOSAL NO. 4
                              ELECTION OF DIRECTORS

        From December 1995 until April 1, 1998, the Company's Bylaws provided that the Board of Directors be comprised of seven directors. On March 23, 1998, the Board of Directors (i) approved an amendment to the Company's Bylaws to provide that the Board of Directors shall be comprised of a minimum of seven and a maximum of nine members, as determined from time to time by resolution of the Board of Directors, (ii) adopted a resolution that (x) effective April 1, 1998 until the Meeting date, the Board of Directors shall consist of nine directors, and (y) as of the Meeting date, the Board shall be comprised of seven directors, to serve until the 1999 annual meeting of stockholders and until their successors are duly elected and qualified, and (iii) appointed Harold S. Blue and Mark Bannister to fill the two newly created directorships effective April 1, 1998, to serve until the Meeting date, and until their successors are duly elected and qualified.

        Each of the seven nominees named below has consented to be named in this Proxy Statement and has consented to serve as a director, if so elected. The Company has no reason to believe that any of the nominees will not be available to serve; if, however, any nominee should for any reason become unable or unwilling to serve, the shares represented by proxies received by the Company (unless otherwise directed) will be voted for the election of such other person as the Board of Directors may recommend, in place of the unavailable nominee.

        In the election of directors, the seven candidates receiving the highest number of votes will be elected directors of the Company. Votes cast against directors and votes withheld shall have no effect. Elections for directors shall not be made by ballot, unless a stockholder shall demand election by ballot at the Meeting before the voting begins.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS. PROXIES RETURNED TO THE COMPANY WILL BE VOTED "FOR" THE NOMINEES NAMED UNLESS OTHERWISE INSTRUCTED.

EXECUTIVE OFFICERS AND DIRECTOR NOMINEES

        The executive officers and director nominees of the Company and their ages are as follows:


                NAME                       Age                   Position
                ----                       ---                   --------
Paul F. Lavallee....................       58        Chairman of the Board, Chief Executive
                                                     Officer and President
Leonard R. Prange,..................       52        Chief Operating Officer and Chief Financial
                                                     Officer
Norman J. Pressman, Ph.D............       49        Chief Scientific Officer and Senior Vice
                                                     President Research
Joyce L. Wallach, Esq...............       37        General Counsel and Secretary
Mark Bannister......................       34        Director
Harold S. Blue......................       36        Director
J. Donald Gaines....................       62        Director
Jack H. Halperin, Esq...............       51        Director

Robert L. Priddy....................       51        Director
Leonard M. Schiller, Esq............       56        Director


   Set forth below is certain information regarding the business experience of the director nominees, executive officers and a key employee of the Company.

   DIRECTOR NOMINEES

   PAUL F. LAVALLEE. Mr. Lavallee has been a member of the Board since December 1995 and has been Chairman of the Board, Chief Executive Officer and President of the Company since January 30, 1998. Since 1995, he has been Chairman of the Board of Biorthex, Inc., a venture capital backed start-up firm specializing in surgical and non-surgical orthopedics located in Montreal. Since January 1996, Mr. Lavallee has served as a consultant to Sigmedics, Inc., a biomedical company. From 1989 until December 1995, Mr. Lavallee served as Chairman, President and Chief Executive Officer of Sigmedics, Inc. Mr. Lavallee has a Bachelor of Science degree in Biology from Bates College and a Masters in Business Administration from the University of Chicago.

   MARK BANISTER. Mr. Banister has been a director of the Company since April 1, 1998. Mr. Bannister has been an independent management consultant and investment advisor specializing in identifying investment opportunities in the smaller and medium company sector and assisting such companies with their development since January 1993. Since 1993, he has been a director of Verex Laboratories Inc., a pharmaceutical development company based in Denver. Mr Banister previously held senior positions at Bisgood Bishop Ltd. and Morgan Stanley International in London, England.

   HAROLD S. BLUE. Mr. Blue served as a director of the Company from July 1996 through May 23, 1997 and rejoined the Board on April 1, 1998. Since February 1993, Mr Blue has served as Chairman of the Board and Chief Executive Officer of ProxyMed, Inc., a healthcare information technology company. From July 1992 until February 1995, Mr. Blue served as Chairman of the Board and Chief Executive Officer of Health Services of Miami Lakes, Inc., Health Services of Pembroke Lakes, Inc. and Health Services of North Miami, Inc., each a physician practice management group. From June 1979 to February 1992, Mr. Blue was President and Chief Executive Officer of Budget Drugs, Inc., a retail discount pharmacy chain. From September 1984 to August 1988, Mr. Blue was Executive Vice President of Best Generics Incorporated, a national generic distribution company, which he co-founded.

   J. DONALD GAINES. Mr. Gaines has been a director of the Company since May 1997. Since February 1991, Mr. Gaines has been the President of the Storz Division of American Cyanamid Company. From June 1977 until February 1991, Mr. Gaines served as President and Chief Executive Officer of Storz Instrument Company. Mr. Gaines has a B.A. degree in Business Administration from Memphis State University.

   JACK H. HALPERIN, ESQ. Mr. Halperin has been a director of the Company since June 1991 and served as Chairman of the Board of Directors from April 1995 through December 29, 1995. He also served as Secretary of the Company from August until December 1996. Mr. Halperin is a corporate attorney with expertise in venture capital financing and has been practicing law independently since 1987. Mr. Halperin has a B.A. degree in english from Columbia University and a law degree from New York University School of Law. Mr. Halperin is also a member of the boards of directors of I-Flow Corporation, Memry Corporation, Pacific Pharmaceuticals, Inc., and Nocopi Technologies, Inc.

   ROBERT L. PRIDDY. Mr. Priddy has been a director of the Company since May 1997. Mr. Priddy has been Chairman of the Board and Chief Executive Officer of ValuJet, Inc., since its inception in October 1995. He was one of the founding partners of ValuJet Airlines, a wholly-owned subsidiary of ValuJet, Inc., and served as Chairman of its Board and its Chief Executive Officer from July 1992 until November 1996. From July 1991 until January 1993, Mr Priddy served as President of Florida Gulf Airlines. From January 1988 to November 1991, he served as President and Chief Executive Officer of Air Midwest, Inc., for which he also served as a director from November 1987 to November 1991. From 1979 to 1987, Mr. Priddy served as Vice President and Chief Financial Officer of Atlantic Southeast Airlines, Inc., which he also served as a director from 1981 to 1987. Mr. Priddy has a B.A. degree in economics from Tulane University. Mr. Priddy is also a member of the Board of Directors of Lukens Medical Corporation and AirTran Holdings, Inc.

   LEONARD M. SCHILLER, ESQ. Mr. Schiller has been a director of the Company since April 1995. Mr. Schiller has been a practicing attorney for over 25 years and is a partner in the law firm of Schiller, Klein & McElroy, P.C. in Illinois. Since 1980, he has also been President of The Dearborn Group, a residential property management and real estate company and is involved in the ownership of residential properties throughout the Midwest. Mr. Schiller has a B.A. degree in liberal arts from the University of Iowa and a law degree from the ITT Kent College Law School. Mr. Schiller serves on the boards of directors of Milestone Scientific, Inc., which develops dental equipment and disposable products for use by health care providers, and Imall, Inc., an internet shopping mall provider.

   DIRECTORS RECOMMENDED BY BELLINGHAM

   Bellingham Capital Industries ("Bellingham") purchased $3,000,000 of Units in the Private Placement pursuant to which Bellingham received 4,000,000 shares of Common Stock and 4,000,000 Unit Warrants in March 1998. In connection with the Bellingham Investment, effective April 1, 1998, the Company's Board of Directors expanded the Board from seven to nine members and appointed two individuals recommended by Bellingham, Harold S. Blue and Mark Banister, to fill the newly created directorships.

   EXECUTIVE OFFICERS

   LEONARD R. PRANGE. Mr. Prange has been Chief Financial Officer of the Company since September 1996, and has been Chief Operating Officer since March 1997. From September 1996 until March 1997, he served as Corporate Vice President of the Company. Mr. Prange also serves as a consultant to Richardson Electronics, Ltd., a global distributor and manufacturer of electronic components. From July 1995 until September 1996, Mr. Prange served as a managing director of Lovett International, Inc., an international trading and consulting firm. Mr. Prange served Richardson Electronics, Ltd. as Group Vice President from June 1994 until July 1995, as Chief Financial Officer and Vice President from December 1984 until July 1995 and as Treasurer from December 1981 to December 1984. From March 1976 until December 1981, Mr. Prange served as Treasurer of Cetron Electronic Corporation, a manufacturer of electronic components, and as Controller from March 1972 until March 1976. Mr. Prange has a B.S. degree in accounting from DePaul University and is a Certified Public Accountant.

   NORMAN J. PRESSMAN, PH.D. Dr. Pressman has been Senior Vice President, Research and Chief Scientific Officer since May 1997. From July 1996 through May 1997, he served as a Senior Vice President of the Company and President of the Cytopathology Division. From July 1993 until joining the Company, Dr. Pressman was Manager for Biotechnology Development, Strategic Business

Development Group of Olympus America, the exclusive distributor of certain of the Company's cytopathology products in the Western Hemisphere. Between July and September 1989, Dr. Pressman was engaged in the formation of Cell Systems International, Inc., a consulting firm in biomedical specimen collection, processing and analysis, of which he served as President from September 1989 until July 1993. Dr. Pressman was the lead research scientist in the Cytometry and Histometry program of the Central Research and Development Department at E.I. du Pont de Nemours & Company from December 1986 until July 1989. From September 1976 until December 1986, he was an Assistant Professor (Pathology and Engineering) at The Johns Hopkins University School of Medicine and Head of the Quantitative Cytopathology Laboratories at The Johns Hopkins Medical Institutions. Dr. Pressman has a B.S. degree in electrical engineering from Columbia University, a M.S. degree in systems engineering and a Ph.D. in biomedical engineering from the University of Pennsylvania.

   JOYCE L. WALLACH, ESQ. Ms. Wallach has been General Counsel and Secretary of the Company since December 1996. From February 1994 until joining the Company, she was an associate in the Corporate Group of the Sacramento, California office of Graham & James LLP. From December 1989 until January 1994, Ms. Wallach was an associate in the Corporate Securities Group in the Los Angeles office of Sidley & Austin. Ms. Wallach has an A.B. degree in history from the University of California, Berkeley and a law degree from Boalt Hall School of Law, University of California, Berkeley.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

   The Company's Board of Directors held 11 meetings during the 1997 fiscal year. Each director attended a minimum of 75% of the aggregate of (x) such meetings and (y) the meetings held by each committee, if any, of the Board of Directors on which such director served during the last fiscal year, except that each of John Abeles and Harold S. Blue, each of whom served as a director during January through May of 1997, attended three of the six meetings (50%) of the Board which were held while they were directors.

   The Company has an Executive Committee, an Audit Committee and a Compensation Committee. Each of these committees is responsible to the full Board of Directors, and its activities are therefore subject to approval of the Board of Directors. The Board of Directors does not have an nominating or similar committee. The functions performed by the Audit Committee and the Compensation Committee and their membership are summarized below.

   The Audit Committee is responsible for reviewing the Company's internal accounting controls, meeting and conferring with the Company's certified public accountants, and reviewing the results of the accountants' auditing engagement. During fiscal year 1997, the Audit Committee held one meeting. From January through May 1997, Messrs. Halperin and Schiller and Joseph W. Plandowski served on the Audit Committee. Since May 1997, Mr. Halperin, Chairman, and Messrs. Gaines and Plandowski served on the Audit Committee.

   The Compensation Committee of the Board of Directors is comprised entirely of "disinterested" directors (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")). The Compensation Committee determines base compensation and discretionary cash bonuses for the Company's senior executives, if not determined by the full Board of Directors. These determinations are subject to the approval or ratification of the full Board of Directors. The Compensation Committee also determines the number and terms of stock options to be granted to employees, directors (other than pursuant to the Board of Directors Compensation Plan described below), and consultants of the Company under the Company' stock option plans, unless previously determined by the full Board of Directors. During fiscal year 1997, the Compensation Committee held nine meetings. From January through May 1997, Messrs. Halperin and Schiller and Joseph W. Plandowski served on the Compensation Committee. Since May 1997, Messrs. Priddy and Schiller have served on the Compensation Committee. From May 1997 until becoming Chief Executive Officer on January 30, 1998, Mr. Lavallee served as Chairman of the Compensation Committee. Since March 1998, Mr. Gaines has served as Chairman of the Compensation Committee.

DIRECTOR COMPENSATION

   Pursuant to the Board of Directors Compensation Plan as amended, each non-employee director is entitled to the following compensation for services as a director: (i) an immediately exercisable, five-year, nonqualified stock option to purchase 20,000 shares of Common Stock to be granted upon election to the Board of Directors, and (ii) an immediately exercisable, nonqualified stock option to purchase 20,000 shares of Common Stock to be granted upon reelection of a non-employee director to serve an additional year on the Board of Directors. Such options are to be granted under the Company's stock option plans. The exercise price per share shall be the fair market value of a share of Common Stock on the date of grant. Directors are reimbursed for reasonable expenses incurred in attending meetings of the Board of Directors and committees thereof.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Based upon a review of the Company's records, the Company believes that each report disclosing beneficial ownership of securities of the Company pursuant to
Section 16(a) of the Securities Exchange Act of 1934, as amended, required to be filed by the executive officers and directors of the Company during the fiscal year ended December 31, 1997 were timely filed.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    From January through May 1997, Messrs. Halperin and Schiller and Joseph W. Plandowski served on the Compensation Committee. From May 1997 through the end of fiscal 1997, Messrs. Lavallee (chairman), Priddy and Schiller served on the Compensation Committee. At the time of service each member was a non-employee director. No member of the Compensation Committee of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee. Information regarding transactions between the Company and Mr. Priddy required to be disclosed under the caption "--Certain Relationships and Related Transactions" is also described below.

   Mr. Priddy is a director and principal stockholder of the Company, and is the beneficial owner of 9.9% of the common stock of Commonwealth. Mr. Priddy loaned the Company $3,000,000 pursuant to a loan (the "Bridge Loan") in the aggregate principal amount of $6,000,000 made pursuant to a Loan Agreement dated as of February 19, 1997 among the Company and Mr. Priddy and Edmund H. Shea, Jr. (collectively, the "Lender"), evidenced by a Convertible Promissory Note dated as of February 19, 1997 made by the Company in favor of the Lender. Interest on the indebtedness under the Bridge Loan accrued at a rate of 12% per annum payable at maturity. All amounts owed to the Lender by the Company pursuant to the Bridge Loan, including an aggregate of $130,000 representing the loan origination fee, interest and the prepayment premium were paid in full as of March 14, 1997 with a portion of the proceeds of a private placement.

    On August 18, 1997, Mr. Priddy loaned the Company $500,000 in cash (the "1997 Priddy Loan") pursuant to a Promissory Note (the "Promissory Note") and Security Agreement each of even date therewith. The 1997 Priddy Loan, which was secured by a junior lien on royalty payments to which the Company may be entitled under a License Agreement with Becton Dickenson & Company, bore interest at a rate of 12% per annum. Principal and interest under the Promissory Note were due and payable on the earlier of (x) October 15, 1997, and (y) the closing of a senior debt financing with a financial institution (other than Heller Financial, Inc.). However, if the principal and interest were repaid prior to October 15, 1997, the Company was required to pay a prepayment premium equal to the difference between $10,000 and the amount of accrued and unpaid interest under the Promissory Note. On September 30, 1997, the Company repaid in full the principal, interest and prepayment premium due under the 1997 Priddy Loan.

   On February 3, 1998, Mr. Priddy loaned the Company $1,000,000 in cash (the "1998 Priddy Loan") pursuant to a Promissory Note (the "1998 Promissory Note") and Security Agreement each of even date therewith. The 1998 Priddy Loan, was secured by a junior lien on royalty payments to which the Company may be entitled under a License Agreement with Becton Dickenson & Company, and bore interest at a rate of 12% per annum. Principal and interest under the 1998 Promissory Note were due and payable on the earlier of (x) April 2, 1998 and (y) upon closing of a securities offering in which the Company received gross proceeds of at least $3,000,000. However, if the principal and interest were repaid prior to April 2, 1998, the Company was required to pay a prepayment premium equal to the difference between $20,000 and the amount of accrued and unpaid interest under the 1998 Promissory Note. The Company repaid the principal amount in full on March 19, 1998, and paid the interest and prepayment premium on April 2, 1998.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

   COMPENSATION COMMITTEE: The Compensation Committee of the Board of Directors is composed entirely of outside directors. The Committee is responsible for setting and adjusting the base salaries of all corporate officers, establishing cash incentive programs for officers, and the awarding of stock option grants to officers and all other employees. The Committee is also responsible for the review and approval of any employment related contracts.

   COMPENSATION PHILOSOPHY: It is the goal of the Company to attract and retain a strong executive management team. The Committee believes that there should be a link between the performance of the Company, from both financial and shareholder value standpoints, and executive compensation. Accordingly, base salaries are set to conformity with compensation market requirements for comparable sized companies, taking into account levels of responsibility and office location. However, short-term cash incentive compensation and long-term stock option incentive awards, are primarily related to the achievement of the Company's financial performance goals and to the enhancement of shareholder value. Internal and personal performance objectives play a lesser role in the executive incentive package.

   1997 EXECUTIVE COMPENSATION CHANGES: Effective April 1, 1997 the base salary of Mr. Gombrich, then Chairman and Chief Executive Officer of the Company, was increased from $175,000 to $225,000 per annum. The Committee approved the increase on the basis of Mr. Gombrich's successful efforts in growing the Company and the related increase in responsibilities brought on by that growth. During 1997, Mr. Gombrich was entitled to a cash incentive of $63,500, of which $52,500 was paid in 1997, in accordance with the terms of his employment contract under which he is guaranteed a minimum annual cash incentive equal to 30% of his base compensation. Mr. Gombrich resigned his positions as Chairman and CEO on January 30, 1998. Mr. Gombrich is continuing to receive his base compensation while serving as a consultant to the Company.

   Effective January 1, 1997 the Committee approved an increase in the base salary of Mr. Burke from $125,000 to $140,000 per year. At the time of the increase Mr. Burke was serving as President, Microbiology Division. The Committee believed the increase was warranted due to the increase in the level of management responsibility arising from the internal and acquisition related growth of the Division. Effective June 1, 1997 Mr. Burke's base salary was increased from $140,000 to $175,000 per year. The second increase was commensurate with negotiations of an employment contract with Mr. Burke and his appointment as Group President, with responsibility for sales, marketing, and client services functions for the entire Company. The increase in base salary was approved by the Committee primarily to cover the cost of living differences caused by the requirement that Mr. Burke relocated from the Cleveland, Ohio area, the base of the Microbiology Division, to the Chicago, Illinois Corporate Headquarters. At the same time, the Committee also awarded Mr. Burke options to purchase 100,000 shares of Common Stock, at an exercise price of $3.94 as a long-term performance incentive. Mr. Burke received a cash incentive payment of $17,325 in 1997 representing the achievement of 1996 divisional performance objectives. No incentive payments were made to Mr. Burke under performance objectives established for 1997. Mr. Burke resigned his position with the Company, effective December 31, 1997. Mr. Burke will be paid through September 1998 at the rate of $175,000 per annum, and is entitled to certain other transition payments in accordance with the terms of a separation agreement negotiated by the Committee. Stock options granted to Mr. Burke expired on March 31, 1998

   Effective April 1, 1997 the Committee approved an increase in the base salary of Mr. Prange from $125,000 to $160,000 per annum. Mr. Prange, the Chief Financial Officer of the Company, was appointed to the additional position of Chief Operating Officer, with responsibility for all manufacturing, operational, and administrative activities of the Company. The Committee reviewed the current compensation market and felt the increase was appropriate considering the additional position, and its related responsibilities. The Committee also awarded Mr. Prange options to purchase 50,000 shares of Common Stock at an exercise price of $3.94 as a long-term performance incentive related to the new position. Mr. Prange received a cash incentive payment of $7,812 in 1997 representing the achievement of certain personal performance goals for 1996.

   During 1997 the Committee approved reductions in the number of shares reserved for the 1990, 1992, and 1995 stock option plans and the establishment of the 1997 stock option plan, subject to future stockholder approval. The Committee believes that stock options are a significant long-term feature of employee incentive plans and in attracting highly talented managers and staff to join an organization the size of the Company. Accordingly, the Committee approved employee option grants to purchase approximately 1,300,000 shares of Common Stock. These grants include grants to recruit new employees, especially those associated with the acquisition of the ESP business, those awarded for superior achievement, and those related to Replacement Option Agreements. In March of 1997, two executives surrendered their original options to purchase a total of 400,000 shares of Common Stock. The Committee negotiated the Replacement Option Agreements in order to make the shares underlying these options available to complete the financing transaction related to the acquisition of the ESP business. The Committee believes that the benefits to the Company arising from the completion of the ESP acquisition were adequate consideration for the benefit to the executives of receiving replacement option with lower exercise prices.

   The Committee is confident that the compensation and incentive policies and practices followed by the Company are appropriate for the industry and the compensation market in which the Company competes.

   Submitted by the Compensation Committee of the Board of Directors:

   Committee January 1, 1997 through May 22, 1997

   Jack H. Halperin, Joseph W. Plandowski and Leonard M. Schiller

   Committee from May 23, 1997 through December 31, 1997


   Paul F. Lavallee, Robert L. Priddy, and Leonard M. Schiller

                           SUMMARY COMPENSATION TABLE

                                                    Annual Compensation
                                                  ----------------------
                                                                                             Securities
                                                                               Restricted     Underlying     All Other
 Name and Principal Position      Year              Salary        Bonus          Stock         Options      Compensation
 ---------------------------   ---------          ---------     ---------      ---------      ---------     ------------
Peter P. Gombrich(1)(2)             1997          $212,500       $ 52,500             --             --       $  6,000
 Chairman and Chief                 1996           175,000         87,154             --             --             --
  Executive                         1995(3)        103,125             --             --             --             --
  Officer                           1995            65,625                                      200,000

Michael D. Burke(4)                 1997           169,226         17,325             --        100,000             --
  Group President                   1996           125,734         24,000                        10,000

Norman J. Pressman, Ph.D.(5)        1997           157,500             --             --        200,000       $  6,000
  Senior Vice President,            1996            74,289         18,000       $156,250                        51,593
Research and Chief Scientific
  Officer

Leonard R. Prange(6)                1997           151,250          7,812             --        200,000             --
 Chief Financial Officer and        1996            31,204             --             --             --             --
Chief Operating Officer

Joyce L. Wallach, Esq.              1997           105,000             --             --         55,000             --
  General Counsel(7)                1996             6,394             --             --             --             --
   --------------------

(1) Mr. Gombrich became Acting Chief Executive Officer of the Company on April 21, 1995. He served as Chairman of the Board of Directors, Chief Executive Officer and President from December 29, 1995 until January 30, 1998.

(2) Amounts shown as bonus represent $52,600 paid or accrued for 1996 in accordance with Mr. Gombrich's Employment Agreement. The balance of $34,654 represents amount paid in 1995 for prior periods.

(3) On December 29, 1995, the Company changed its fiscal year end from September 30 to December 31. The amount shown as salary represents the twelve calendar months ended December 31, 1995.

(4) Mr. Burke joined the Company on December 29, 1995 and ceased to be an employee of the Company on December 31, 1997.

(5) Dr. Pressman joined the Company in July 1996. Amounts shown as Other Compensation represent relocation costs and related taxes reimbursed to Dr. Pressman under the terms of his Employment Agreement.

(6)   Mr. Prange joined the Company in September 1996.

(7)   Ms. Wallach joined the Company in December 1996.

              OPTION GRANTS DURING THE YEAR ENDED DECEMBER 31, 1997















                                    Number of        % of Total Shares
                                     Shares          Underlying Options
                                    Underlying           Granted to        Exercise                            Grant Date
                                     Options            Employees in         Price         Expiration            Present
    Name                             Granted              Year(1)          ($/Share)          Date               Value(2)
------------------------           -----------       -------------------   ---------       ----------           ----------
Peter P. Gombrich                         --                0.0%                 --              --                    --

Michael D. Burke                     100,000                7.7%           $   3.94          5/23/07             $   2.56

Norman J. Pressman, Ph.D             200,000               15.5%               3.94          5/23/07                 2.56

Leonard R. Prance                    200,000               15.5%               3.94          5/23/07                 2.56

Joyce L. Wallach, Esq                 55,000                4.2%               3.94          5/23/07                 2.56


-----------------


(1) During the 1997 fiscal year, the Company granted to employees options to purchase an aggregate of 1,736,398 shares of Common Stock. Each such option was granted under the Company's 1997 Option Plan at an exercise price equal to the last reported sale price of the Common Stock on the Nasdaq National Market on the date of the grant. All such options are subject to stockholder approval of the 1997 Option Plan on or prior to May 23, 1998. None of such options have been exercisable since their grant. Such options will only become exercisable if the 1997 Option Plan is so approved. If the 1997 Option Plan is not approved by May 23, 1998, all options granted thereunder will become null and void. See "Proposal No. 3 Approval of 1997 Stock Option Plan."

(2) the Company utilizes the Black-Scholes pricing model to determine the fair value of options granted. The following assumptions were incorporated into the model: risk-free rate - 6%, expected volatility - 20%, dividend yield - 0%, and time of exercise - 10 years. No adjustments were made for non-tranferability of risk or risk of forfeiture.


       AGGREGATE OPTION EXERCISES DURING THE YEAR ENDED DECEMBER 31, 1997
                       AND FISCAL YEAR END OPTION VALUES



                                              Number of Shares Underlying                  Value of Unexercised in-the-Money
                                                  Unexercised Options                         Options at December 31, 1997
                                                  at December 31, 1997                     ---------------------------------
                                            ---------------------------------
 Name                                       Exercisable         Unexercisable              Exercisable         Unexercisable
 ----                                       -----------         -------------              -----------         -------------
Peter P. Gombrich                             12,500                      --                 $ 2,250                 --

Michael D. Burke                              84,000                 100,000                  13,320                 --

Norman J. Pressman, Ph.D.(1)                      --                 200,000                      --                 --

Leonard R. Prange                                 --                 200,000                      --                 --

Joyce L. Wallach, Esq                             --                  55,000                      --                 --

                          10-YEAR OPTION/SAR REPRICINGS


                                      NUMBER OF                                                                LENGTH OF
                                     SECURITIES                                                             ORIGINAL OPTION
                                      UNDERLYING       MARKET PRICE                                              TERM
                                       OPTIONS/        OF STOCK AT      EXERCISE PRICE                        REMAINING AT
                                         SARS            TIME OF          AT TIME OF          NEW               DATE OF
                                      REPRICED OR      REPRICING OR      REPRICING OR       EXERCISE          REPRICING OR
     NAME                  DATE       AMENDED(#)       AMENDMENT($)      AMENDMENT($)       PRICE($)            AMENDMENT
     ----                  ----       -----------      -------------     -------------      ---------           ---------
Leonard R. Prange         5/23/97        200,000        $   3.94           $   5.38          $   3.94           9.3 years

Norman J. Pressman        5/23/97        200,000            3.94               6.25              3.94           9.1 years

Kenneth Miller            3/24/95        142,000            1.39               7.00              1.39           2.2 years

Mark L. Santor            3/24/95         28,961            1.39               7.00              1.39           1.8 years

EMPLOYMENT AGREEMENTS; SEPARATION AGREEMENTS

   LAVALLEE COMPENSATION ARRANGEMENTS; PROFESSIONAL SERVICES AGREEMENT. Effective January 30, 1998, the Board of Directors appointed Mr. Lavallee Chairman of the Board, Chief Executive Officer and President of the Company, approved his compensation arrangements for such services, and directed management to memorialize such compensation arrangements in a professional services agreement to be effective retroactive to January 30, 1998. The Company and Mr. Lavallee are negotiating a professional services agreement to be entered into between the Company and Gypsy Hill LLC, a professional services entity through which Mr. Lavallee's services will be provided to the Company, which will be effective retroactive to January 30, 1998. The agreement will include the following provisions. Mr. Lavallee's compensation is $225,000 annually, and he is eligible for an annual bonus of up to 30% thereof. The services can be terminated by the Company upon 12 months' written notice, or by Mr. Lavallee upon 30 days' written notice. Mr. Lavallee has been granted a non-qualified stock option to purchase 1,500,000 shares of Common Stock at an initial exercise price of $1.5625 (the "Initial Exercise Price") (the closing sales price per share of Common Stock on the grant date, January 30, 1998). If in the Company's first equity offering subsequent to the grant date, it sells Common Stock, or securities convertible or exercisable for Common Stock, at a price per share lower than the Initial Exercise Price, then the Initial Exercise Price shall be reduced to equal such lower price per share. (In March 1998, the Company completed such equity offering for shares of Common Stock and warrants exercisable to purchase Common Stock at $0.75 per share, accordingly the Initial Exercise Price has been reset to $0.75.) The option is exercisable as follows
(i) one-third of the underlying shares were immediately exercisable (subject to a subsequent lock-up described below), and (ii) an additional one-third and the final one-third of the underlying shares, respectively, will become exercisable on the second and third anniversaries of the grant date. In order to make an additional 1,500,000 shares of Common Stock available for sale in a private placement by the Company in March 1998, Mr. Lavallee agreed not to exercise the option until such time, if ever, as sufficient additional authorized but unissued shares of Common Stock are available to reserve for issuance upon exercise of the option. Mr. Lavallee will be reimbursed for reasonable traveling expenses from South Dakota to Chicago and living expenses while in Chicago.

   GOMBRICH EMPLOYMENT AND SEVERANCE AGREEMENT. Pursuant to an Employment Agreement dated August 1, 1994 between Peter P. Gombrich and AccuMed, Inc. which was assumed by the Company as a result of the merger of AccuMed, Inc. into the Company (the "Gombrich Employment Agreement"), Mr. Gombrich served as Chairman of the Board of Directors, Chief Executive Officer and President of the Company from December 29, 1995 until he resigned on January 30, 1998. Pursuant to the Gombrich Employment Agreement, Mr. Gombrich is entitled to receive (i) initial annual compensation of $175,000 (in March 1997, the Compensation Committee increased Mr. Gombrich's annual base salary to $225,000) and (ii) a minimum annual cash bonus equal to 30% of base salary for the relevant year, and additional bonuses as determined by the Board of Directors, at its discretion. If the Company terminates Mr. Gombrich's employment without cause or Mr. Gombrich terminates his employment for good reason or at any time after 180 days following the date on which a Change of Control (as defined below) occurs, Mr. Gombrich would be entitled to a lump-sum severance payment equal to three times his annual salary. In addition, upon the occurrence of a Change of Control, any stock options held by Mr. Gombrich would immediately vest and be fully exercisable. For purposes of the Gombrich Employment Agreement, a Change of Control shall be deemed to occur if: (i) any third party directly or indirectly acquires 20% or more of the outstanding Common Stock, (ii) the Company engages in a merger, consolidation or reorganization that results in holders of Common Stock immediately prior to such transaction holding less than a majority of the voting power of the resulting entity, (iii) the Company sells all or substantially all of its assets or (iv) Mr. Gombrich's employment is terminated by the Company on a date within 90 days prior to the date on which a Change of Control occurs. The employment term was to continue until August 1, 1999. Thereafter, the term would have been automatically extended for additional one-year periods unless either party delivers notice of election not to extend the employment at least 60 days prior to the end of the then current term.

   The Company is currently negotiating a separation agreement with Mr. Gombrich. While negotiations are pending, Mr. Gombrich is serving as a consultant to the Company for which he is receiving the same salary he was entitled to under the Gombrich Employment Agreement, however, he is not receiving benefits and is not entitled to a bonus.

   PRESSMAN EMPLOYMENT AGREEMENT. Pursuant to the Employment Agreement dated June 13, 1996 as amended July 16, 1996, between the Company and Dr. Pressman (the "Pressman Employment Agreement"), Dr. Pressman will serve as President of the Cytopathology Division and Senior Vice President of the Company for five years beginning July 5, 1996. Dr. Pressman's annual salary is $157,500 and he is eligible to receive annually (i) cash bonuses of up to 30% of such annual salary, and (ii) incentive stock options to purchase up to 50,000 shares of Common Stock based on the achievement of mutually agreed upon goals and objectives. On July 8, 1996, Dr. Pressman was granted an option to purchase an aggregate of 250,000 shares of Common Stock at an exercise price of $6.25 per share (the last reported sale price of the Common Stock on the Nasdaq SmallCap Market on the date on which Dr. Pressman's employment commenced) which was immediately exercisable with respect to 50,000 shares and was to become exercisable with respect to 50,000 additional shares on each of the first through fourth anniversaries of the grant date. (Dr. Pressman surrendered such options in February 1997 in order that the shares reserved for issuance upon exercise thereof could be reserved for issuance in a private placement of the Company's securities completed in March 1997.) Dr. Pressman was granted 25,000 shares of Common Stock on the date on which Dr. Pressman's employment commenced. Such shares may not be transferred during the 18-month period following the date of issuance and would be forfeited to the Company if Dr. Pressman terminates the Pressman Employment Agreement during such period, other than due to a breach by the Company. Dr. Pressman is entitled to borrow up to $85,200 from the Company for the purpose of paying taxes due in connection with the grant of such shares. Such loan shall be repaid without interest in installments to be mutually agreed upon by Dr. Pressman and the Company. The Company may terminate Dr. Pressman's employment for cause at any time upon written notice. The Company may terminate his employment without cause upon six months' written notice, in which case Mr. Pressman would be entitled to an amount equal to 12 months' salary as severance, paid over 12 months. Dr. Pressman may terminate the Pressman Employment Agreement for any reason upon six months' written notice.

   Dr. Pressman was entitled to receive replacement options to purchase 250,000 shares of Common Stock in May 1997. However, he waived his right to receive 50,000 of such options and was granted options to purchase 200,000 shares of Common Stock at such time.

   BURKE EMPLOYMENT TERMS. Pursuant to an Employment Agreement dated as of May 23, 1997 (the "Burke Employment Agreement"), Mr. Burke served as Group President and Corporate Vice President from May 23, 1997 through December 31, 1997 pursuant to the following compensation terms. (The Burke Employment Agreement superseded the Burke Employment Letter (described below) pursuant to which Mr. Burke served as a Senior Vice President of the Company and President of the Microbiology Division from December 29, 1995 until May 23, 1997.) Mr. Burke's annual salary was

$175,000 and was eligible for a bonus of up to 25% of his annual salary. He received stock options to purchase 100,000 shares of Common Stock, subject to approval of the 1997 Option Plan, at an exercise price of $3.94 per share (which were subject to stockholder approval of the 1997 Option Pan and expired unexercisable on March_31, 1998).

   Pursuant to the Employment Letter dated as of April 21, 1995 between Mr. Burke and AccuMed, Inc. which was assumed by the Company pursuant to the merger of AccuMed, Inc with and into the Company, Mr. Burke served as Senior Vice President of the Company and President of the Microbiology Division from December 29, 1995 until May 23, 1997. His initial annual base salary was $120,000, and he was initially eligible to receive (i) quarterly bonuses of $7,500 based on achievement of mutually agreed goals and (ii) certain sales incentive bonuses. Upon consummation of the merger, Mr. Burke received 25,000 shares of Common Stock and nonqualified stock options to purchase an aggregate of 75,000 shares at an exercise price of $1.13 per share (the exercise price established in the agreement providing for the merger). On March 23, 1997, the Compensation Committee modified the terms of Mr. Burke's Employment Letter to
(i) increase his annual base salary to $140,000 (retroactive to January 1, 1997), (ii) provide that Mr. Burke was eligible to receive annual cash bonuses of up to 25% of his annual base salary based upon achievement of mutually agreed goals (in lieu of the fixed bonus and sales incentives), and (iii) provide that, if his employment is terminated without cause, he shall be entitled to receive severance pay equal to 12 months' salary.

   BURKE SEPARATION AGREEMENT. Pursuant to a Separation Agreement and General Release between Mr. Burke and the Company entered into as of December 31, 1998, effective on such date, Mr. Burke ceased to be an employee of the Company and became a consultant to the Company. Mr. Burke will serve as a consultant through September 30, 1998 and will receive the same salary and benefits to which he was entitled under the Burke Employment Agreement. Mr. Burke will also receive four weeks' of vacation pay and relocation benefits not to exceed $25,000.

   PRANGE EMPLOYMENT AGREEMENT. Pursuant to the Employment Agreement dated as of September 9, 1996 between the Company and Mr. Prange (the "Prange Employment Agreement"), Mr. Prange serves as Chief Financial Officer and Corporate Vice President of the Company at an initial annual salary of $125,000. In March 1997, Mr. Prange was appointed Chief Operating Officer and the Compensation Committee increased his annual base salary to $160,000. He is eligible to receive annual cash bonuses of up to 25% of such annual salary. Upon joining the Company, Mr. Prange was granted options to purchase an aggregate of 150,000 shares of Common Stock at an exercise price of $5.38 per share (the fair market value of the Common Stock on the grant date), which were immediately exercisable with respect to 25,000, shares and were to become exercisable with respect to 25,000 additional shares on each of the first through fifth anniversaries of the grant date. (Mr. Prange surrendered such options in February 1997 in order that the shares reserved for issuance upon exercise thereof could be reserved for issuance in a private placement of the Company's securities completed in March 1997.) In the event of a change of control of the Company or if Peter P. Gombrich ceased to be Chairman of the Board and Chief Executive Officer, the options were to become fully vested and immediately exercisable. The Company may terminate Mr. Prange's employment for Cause (as defined in the Prange Employment Agreement) at any time upon written notice. The Company may terminate his employment without Cause upon written notice, in which case Mr. Prange would be entitled to an amount of cash equal to 12 months' salary as severance, paid semi-monthly over 12 months, and his options shall become fully vested and immediately exercisable. Mr. Prange's employment shall be extended for additional one year terms unless either party delivers written notice of termination at least 60 days prior to the end of the then current period.

   WALLACH EMPLOYMENT LETTER. Pursuant to an Employment Letter dated as of November 25, 1996, Ms. Wallach serves as General Counsel and Secretary of the Company. Her annual salary is $105,000, and she is eligible for a bonus of up to 20% of her the current annual salary, based upon mutually agreed goals and objectives. Ms. Wallach was to receive options to purchase 30,000 shares of Common Stock upon acceptance of employment, subject to review and approval of the Board of Directors. (Insufficient authorized but unissued shares of Common Stock were available upon acceptance of employment, therefor, Ms. Wallach was granted 30,000 stock options under the 1997 Option Plan, subject to approval of such Plan by the stockholders at the Meeting, on May 23, 1997 (the date of approval of the 1997 Option Plan by the Board of Directors) at an exercise price of $3.94 per share (the fair market value under such Plan on the grant date).

                           PERFORMANCE GRAPH

   The following graph depicts the cumulative total return on the Company's Common Stock compared to the cumulative total return for the Nasdaq Composite Index and the Nasdaq Biotechnology index. The graph assumes an investment of $100 on March 23, 1993, when the Company's stock was first traded in a public market. The Nasdaq Biotechnology Index is included as of October 29,1993, the date the index was created. Reinvestment of dividends is assumed in all cases.


(Fiscal Year Covered)           3/23/93    10/29/93   12/31/93   12/31/94   12/31/95   12/31/96   12/31/97
---------------------           -------    --------   --------   --------   --------   --------   --------
AccuMed International, Inc.       100         75         49         23         51        101         53
NASDAQ Composite                  100        108        115         97        135        166        202
NASDAQ Biotechnology Index         --         75         74         82        154        153        153

                   SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

           The table below sets forth certain information as of April 7, 1998 (the "Reference Date") with respect to the beneficial ownership of Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock; (ii) each director and nominee;
(iii) the Named Executive Officers (as hereinafter defined) and (iv) executive officers and directors as a group. On the Reference Date, there were 31,724,374 shares of Common Stock outstanding.




           NAME AND ADDRESS                                      NUMBER OF SHARES              PERCENT OF SHARES
        OF BENEFICIAL OWNER(1)                                 BENEFICIALLY OWNED(2)          BENEFICIALLY OWNED(2)
       -----------------------                                 ---------------------          ---------------------
Bellingham Capital Industries                                     8,000,000   (3)                      25.2%
   P.O. Box 323
   St. Helier Jersey, Chan. Islands
Robert L. Priddy                                                  5,486,893   (4)                      17.3%
Michael Falk                                                      3,677,452   (5)                      11.6%
   c/o Commonwealth Associates
   830 Third Avenue
   New York, NY 10022
Commonwealth Associates                                           3,108,564   (6)                       9.8%
   830 third Avenue
   New York, NY 10022
Peter P. Gombrich                                                 2,478,927   (7)                       7.8%
Edmund Shea . . . . . . . . . . . . . . . . . . . . . . .         1,845,334   (8)                       5.8%
Harold S. Blue                                                      353,333   (9)                       1.1%
Leonard M. Schiller                                                 312,159  (10)                         *
Jack H. Halperin . . . . . . . . . . . . . . . . . . . . .           80,388  (11)                         *
Leonard R. Prange                                                    43,795                               *
Michael D. Burke                                                     29,729                               *
Paul F. Lavallee                                                     26,000  (12)                         *
Norman J. Pressman                                                   25,000                               *
Joseph W. Plandowski                                                 25,000  (13)                         *
Joyce L. Wallach, Esq . . . . . . . . . . . . . . . . .               1,510                               *
J. Donald Gaines                                                         -0-                             -0-
Mark Banister                                                            -0-                             -0-
All directors and executive officers as a group
(12 persons)                                                      8,833,005  (14)                      27.8%

---------------------

*    Represents less than 1%.

(1) Except as otherwise noted, the address for each person is c/o AccuMed International, Inc., 900 North Franklin Street, Suite 401, Chicago, Illinois 60610.

(2) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock listed as beneficially owned by them. A person is deemed to be the beneficial holder of securities that can be acquired by such person within 60 days from the Reference Date upon the exercise of warrants or options or the conversion of convertible preferred stock. Each beneficial owner's percentage ownership is determined by including shares, underlying options or warrants which are exercisable or preferred stock which is convertible by such person currently, or within 60 days following the Reference Date, and excluding shares underlying options, warrants and convertible preferred stock held by any other person.

(3) Includes 4,000,000 shares underlying warrants held by Bellingham Capital Industries which are exercisable currently or within 60 days following the Reference Date.

(4) Includes 1,937,378 shares underlying warrants and 1,416,183 shares underlying Series A Convertible Preferred Stock held by Mr. Priddy that are exercisable or convertible currently or within 60 days following the Reference Date.

(5) Mr. Falk directly owns 435,555 shares of Common Stock and warrants to purchase up to 133,333 shares of Common Stock. The number shown includes an additional 725,555 shares, and 2,383,009 shares underlying warrants that are exercisable currently or within 60 days following the Reference Date, held by Commonwealth Associates (excluding securities held in Commonwealth Associates' trading account). Mr. Falk is a control person of the corporate general partner of Commonwealth Associates and may be deemed to be beneficial owner of securities held by Commonwealth Associates. Mr. Falk disclaims beneficial ownership of the securities held by Commonwealth Associates except to the extent of his percentage ownership interests in Commonwealth Associates. Shares and warrants held directly by Mr. Falk were transferred to him by Commonwealth Associates.

(6) Includes 2,383,009 shares underlying warrants held by Commonwealth Associates that are exercisable currently or within 60 days following the Reference Date. Excludes securities held in Commonwealth Associates' trading accounts.

(7) Includes 12,500 shares underlying stock options held by Mr. Gombrich that are exercisable currently or within 60 days following the Reference Date. Includes 312,461 shares held of record by Gwenda Gombrich, Mr. Gombrich's wife, directly or as custodian for a minor child, as to which Mr. Gombrich disclaims beneficial ownership.

(8) Includes 512,000 shares underlying convertible debt and 666,667 shares underlying warrants held by Mr. Shea which are currently exercisable or within 60 days following the Reference Date.

(9) Includes 20,000 shares underlying stock options and 333,333 shares underlying warrants held by Mr. Blue that are exercisable currently or within 60 days following the Reference Date.

(10) Includes 100,000 shares underlying stock options and warrants held by Mr. Schiller that are exercisable currently or within 60 days following the Reference Date.

(11) Includes 33,300 shares underlying stock options held by Mr. Halperin that are exercisable currently or within 60 days following the Reference Date.

(12) Includes 25,000 shares underlying stock options held by Mr. Lavallee that are exercisable currently or within 60 days following the Reference Date.

(13) Includes 25,000 shares underlying stock options or warrants held by Mr. Plandowski that are exercisable currently or within 60 days following the Reference Date.

(14) Includes 2,486,511 shares underlying warrants or options held by executive officers and directors that are exercisable currently or within 60 days of the Reference Date.
-------------------------------------------------------------------------------

The Preferred Stock table below sets forth certain information as of April 7, 1998 (the "Reference Date") with respect to the beneficial ownership of the Series A Convertible Preferred stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Series A Convertible Preferred Stock (ii) the only director, nominee or Named Executive Officer and (iii) executive officers and directors as a group. On the Reference Date, there were 1,245,340 shares of Series A Convertible Preferred stock outstanding.


NAME AND ADDRESS OF BENEFICIAL OWNER(1)                    AMOUNT AND NATURE OF BENEFICIAL
                                                                    OWNERSHIP(2)              PERCENT OF CLASS
----------------------------------------------------       -------------------------------    ----------------
Robert L. Priddy                                                       354,046                      28.4%

Conzett Europa - Inv Limited                                           117,023                      14.2%
   William Hobe, 20 Reid Street
   Hamilton, Bermuda hm11
Patrick H. & Lee M. Miller                                             118,015                       9.5%
   1266 W. Paces Ferry Road, NW
   Atlanta, GA 30327
Theodore Stern Money Purchase Plan                                      94,412                       7.6%
   Legg Mason Wood Walker, Inc.
   Gainsville, FL 32606
All executive officers and directors as a group (12 persons)           354,046                      28.4%


(1) Except as otherwise noted, the address for each person is c/o AccuMed International, Inc., 900 North Franklin Street, Suite 401, Chicago, Illinois 60610

(2) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Series A Convertible Preferred Stock listed as beneficially owned by them.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


COMMONWEALTH ASSOCIATES

        Commonwealth Associates ("Commonwealth") is a principal stockholder of the Company. On March 14, 1997, the Company consummated the private placement of an aggregate of $8,500,000 in initial principal amount of 12% Convertible Promissory Notes (the "Convertible Notes") and Warrants to purchase an aggregate of 850,000 shares of Common Stock at $3.125 per share. Commonwealth acted as placement agent in the private placement for which it received from the Company
(i) cash commissions of $595,000, (ii) five-year warrants to purchase 200,000 shares of Common Stock (issuable to Commonwealth and/or its designees at an exercise price of $3.125 per share, and (iii) an accountable expense reimbursement of $56,500 in cash.

        On February 23, 1998, the Company consummated the exchange (the "Note Exchange") of $5,275,000 in principal amount of the Convertible Notes together with the right to receive an aggregate of $329,030 in accrued and unpaid interest thereon for (i) 1,245,340 shares of Series A Convertible Preferred Stock, and (ii) five-year warrants to purchase an aggregate of 1,245,340 shares of Common Stock at an exercise price of $1.125 per share. Commonwealth served as placement agent in the Note Exchange for which it received from the Company, (i) 50,000 shares of Common Stock in lieu of a cash retainer, (ii) $175,000 in cash, and (iii) seven-year warrants to purchase an aggregate of 350,000 shares of Common Stock (issuable to Commonwealth and/or its designees), at an exercise price of $1.125 per share. In addition, the warrants to purchase 200,000 shares of Common Stock issued to Commonwealth and its designees as compensation for the original placement of the Convertible Notes, with an exercise price of $3.125 have been replaced with warrants having identical terms except that the exercise price was reduced to $1.125 per share.

        On March 19 and 23, 1998, the Company consummated a private placement (the "March 1998 Placement") of 8,686,667 shares of Common Stock and seven-year warrants to purchase an aggregate of 8,686,667 shares of Common Stock at an exercise price of $0.75 per share. Commonwealth acted as placement agent in the March 1998 Placement for which it received from the Company, (i) 133,333 shares of Common Stock in lieu of a cash retainer, (ii) $251,750 in cash, (iii) and seven-year warrants to purchase 670,534 shares of Common Stock at an exercise price of $0.75 per share, and (iv) an accountable expense reimbursement $97,500 in cash. In addition, the warrants to purchase an aggregate of 350,000 shares of Common Stock issued to Commonwealth and its designees as compensation for its services in connection with the Note Exchange, at an exercise price of $1.125, have been replaced with warrants having identical terms except that the exercise price was reduced to $0.75 per share.

HAROLD S. BLUE

        Mr. Blue, a director of the Company, served as a finder in the March 1998 Placement for which he received $124,875 in cash and seven-year warrants to purchase an aggregate of 333,333 shares of Common Stock at an exercise price of $0.75 per share.

ROBERT L. PRIDDY

        Mr. Priddy is a director and principal stockholder of the Company, and is the beneficial owner of 9.9% of the common stock of Commonwealth. Mr. Priddy loaned the Company $3,000,000 pursuant to a loan (the "Bridge Loan") in the aggregate principal amount of $6,000,000 made pursuant to a Loan Agreement dated as of February 19, 1997 among the Company and Mr. Priddy and Edmund H. Shea, Jr. (collectively, the "Lender"), evidenced by a Convertible Promissory Note dated as of February 19, 1997 made by the Company in favor of the Lender. Interest on the indebtedness under the Bridge Loan accrued at a rate of 12% per annum payable at maturity. All amounts owed to the Lender by the Company pursuant to the Bridge Loan, including an aggregate of $130,000 representing the loan origination fee, interest and the prepayment premium were paid in full as of March 14, 1997 with a portion of the proceeds of a private placement.

        On August 18, 1997, Mr. Priddy loaned the Company $500,000 in cash (the "1997 Priddy Loan") pursuant to a Promissory Note (the "Promissory Note") and Security Agreement each of even date therewith. The 1997 Priddy Loan, which was secured by a junior lien on royalty payments to which the Company may be entitled under a License Agreement with Becton Dickenson & Company, bore interest at a rate of 12% per annum. Principal and interest under the Promissory Note were due and payable on the earlier of (x) October 15, 1997, and (y) the closing of a senior debt financing with a financial institution (other than Heller Financial, Inc.). However, if the principal and interest were repaid prior to October 15, 1997, the Company was required to pay a prepayment premium equal to the difference between $10,000 and the amount of accrued and unpaid interest under the Promissory Note. On September 30, 1997, the Company repaid in full the principal, interest and prepayment premium due under the 1997 Priddy Loan.

        On February 3, 1998, Mr. Priddy loaned the Company $1,000,000 in cash (the "1998 Priddy Loan") pursuant to a Promissory Note (the "1998 Promissory Note") and Security Agreement each of even date therewith. The 1998 Priddy Loan, was secured by a junior lien on royalty payments to which the Company may be entitled under a License Agreement with Becton Dickenson & Company, and bore interest at a rate of 12% per annum. Principal and interest under the 1998 Promissory Note were due and payable on the earlier of (x) April 2, 1998 and (y) upon closing of a securities offering in which the Company received gross proceeds of at least $3,000,000. However, if the principal and interest were repaid prior to April 2, 1998, the Company was required to pay a prepayment premium equal to the difference between $20,000 and the amount of accrued and unpaid interest under the 1998 Promissory Note. The Company repaid the principal amount in full on March 19, 1998, and paid the interest and prepayment premium on April 2, 1998.

NORMAN J. PRESSMAN, PH.D

        The Company loaned to Dr. Pressman, Senior Vice President, Research and Chief Scientific Officer of the Company, an aggregate of $164,409.20 pursuant to a Promissory Note in the original principal amount of $100,000 dated as of October 25, 1996, and a Promissory Note in the original principal amount of $64,409.20 dated as of December 30, 1996, respectively (collectively, the "Pressman Notes"). Such loan was made in accordance with the provisions of the Pressman Employment Agreement to cover relocation expenses and taxes in connection with shares of Common Stock issued to Dr. Pressman upon commencement of employment. The Pressman Notes bear no interest. Repayment of principal under the Pressman Notes shall be made by withholding 50% of any bonus payments due to Dr. Pressman under the terms of the Pressman Employment Agreement. Payments shall continue until the principal is repaid in full, but in no event shall the term of the Pressman Notes extend beyond five years from the respective dates on which they were made, at which dates any amounts outstanding shall become immediately due and payable. Dr. Pressman has pledged to the Company 25,000 shares of Common Stock to secure $100,000 of such indebtedness, pursuant to a Stock Pledge Agreement dated as of October 27, 1996. At April 1, 1998, the outstanding balance due under the Pressman Notes was $113,410. See "Proposal No. 4 Election of Directors--Executive Compensation--Employment Agreements; Separation Agreements--Pressman Employment Agreement."

        On May 13, 1997, Dr. Pressman loaned the Company $250,000 in cash (the "Pressman Loan") pursuant to a Promissory Note and a Security and Pledge Agreement, each of even date therewith. The Pressman Loan bore interest at the rate of 10% per annum and principal and accrued and unpaid interest were due and payable on the earlier of (i) November 13, 1997 and (ii) the closing of a senior debt financing with a financial institution in which the Company received at least $4,000,000 in gross loan proceeds. The Pressman Loan was secured by the Pressman Notes and the Company's right to payment thereunder. On September 30, 1997, the Company repaid in full the principal and interest due under the Pressman Loan.


                         INDEPENDENT ACCOUNTS FOR 1997;
                        CHANGE IN INDEPENDENT ACCOUNTANTS

        KPMG Peat Marwick LLP ("KPMG") have been the Company's principal accounts for the fiscal years ended December 31, 1996 and 1997 and have been selected by the Board of Directors to serve as the principal accountants for the 1998 fiscal year. Representatives of KPMG are expected to be present at the Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

        Prior to January 15, 1996, Coopers & Lybrand LLP ("C&L") were the principal accountants for the Company. On such date, C&L's appointment as principal accountants was terminated and the Company engaged KPMG as the Company's principal accountants. The Company's Board of Directors approved the decision to change accountants. The opinions of C&L on the balance sheet of AccuMed, Inc. as of December 31, 1994, and the statement of operations, stockholders' deficit, and cash flows for the period from February 7, 1994 (inception) through December 31, 1994, the balance sheets of Alamar Biosciences, Inc. as of September 30, 1995 and 1994, and the statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended September 30, 1995, and the balance sheet of Sensititre/Alamar, the Microbiology Division of AccuMed, Inc., as of December 31, 1994 and the statements of net sales, cost of sales, and selling expenses for the eight months ended December 31, 1994 and for each of the two years in the period ended April 30, 1994 did not contain any adverse opinions or disclaimers of opinions, or modifications as to uncertainty, audit scope or accounting principles, except that for the opinions related to AccuMed, Inc. and Alamar Biosciences, Inc., C&L modified its reports to include an uncertainty explanatory paragraph which expressed substantial doubt as to AccuMed, Inc.'s and Alamar Biosciences, Inc.'s ability to continue as a going concern. There were no disagreements between the Company and C&L on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of C&L, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

                                  OTHER MATTERS

        The Company does not know of any matter other than those discussed in the foregoing materials contemplated for action at the Meeting. Should any other matter be properly brought before the Meeting, the holders of the proxies herein solicited will vote thereon in their discretion.

                                  ANNUAL REPORT

        An Annual Report to Stockholders including audited financial statements for the fiscal year ended December 31, 1997 is enclosed with this Proxy Statement.

                  SUBMISSION OF STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

        In accordance with Rule 14a-8 of the proxy rules of the Securities and Exchange Commission, stockholders are advised that any proposal which a stockholder wishes to have presented at the 1999 Annual Meeting of Stockholders and included in the Company's proxy statement and form of proxy for such meeting must be received by the Company, at its principal executive office, 900 North Franklin Street, Suite 401, Chicago, Illinois 60610, Attn: General Counsel and Secretary, no later than January 1, 1999.

                      By Order of the Board of Directors


                      JOYCE L. WALLACH,
                      General Counsel and Secretary

                                                                      APPENDIX A



                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                           ACCUMED INTERNATIONAL, INC.


        The undersigned, the President and Secretary of AccuMed International, Inc., a Delaware corporation (the "Corporation"), do hereby certify as follows:

        1. The Board of Directors of AccuMed International, Inc. duly adopted a resolution, in accordance with Section 242 of the General Corporation Law of the State of Delaware, to amend the Certificate of Incorporation of AccuMed International, Inc. to increase the authorized shares of Common Stock from 50,000,000 shares to 100,000,000 shares, and declaring the advisability thereof.

        2. At the Combined Annual and Special Meeting of Stockholders held on May 19, 1998, dully called and held in accordance with the provisions of Section 222 of the General Corporation Law of the State of Delaware, a majority of the shares of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class, were voted in favor of such amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

        3. Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                  FOURTH. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 105,000,000 shares, divided into two classes as follows:

                  5,000,000 shares of Preferred Stock of the par value of $0.01 per share ("Preferred Stock"); and

                  100,000,000 shares of Common Stock of the par value of $0.01 per share ("Common Stock").

         The designations, powers, preferences and rights, and the qualifications, limitations or restrictions of the above classes of stock are as follows:

                                   DIVISION I

                                 PREFERRED STOCK

         1. The board of directors is expressly authorized at any time, and from time to time, to issue shares of Preferred Stock in one or more series, and for such consideration as the board of directors may determine, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue thereof, and as are not stated in this Certificate of Incorporation, or any amendment thereto. All shares of any one series shall be of equal rank and identical in all respects.

         2. No dividend shall be paid or declared on any particular series of Preferred Stock unless dividends shall be paid or declared pro rata on all shares of Preferred Stock at the time outstanding of each other series which ranks equally as to dividends with such particular series.

         3. Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the board of directors creating any series of Preferred Stock pursuant to this Division I, the holders of the Preferred Stock shall have no voting power with respect to any matter whatsoever. In no event shall the Preferred Stock be entitled to more than one vote in respect of each share of stock. Subject to the protective conditions or restrictions of any outstanding series of Preferred Stock, any amendment to this Certificate of Incorporation which shall increase or decrease the authorized capital stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the voting stock of the Corporation.

         4. Shares of Preferred Stock redeemed, converted, exchanged, purchased, retired or surrendered to the Corporation, or which have been issued and reacquired in any manner, shall, upon compliance with any applicable provisions of the GCL, have the status of authorized and unissued shares of Preferred Stock and may be reissued by the board of directors as part of the series of which they were originally a part or may be reclassified into and reissued as part of a new series or as a part of any other series, all subject to the protective conditions or restrictions of any outstanding series of Preferred Stock.

                                   DIVISION II

                                  COMMON STOCK

         1. DIVIDENDS. Subject to the preferential dividend rights, if any, applicable to shares of the Preferred Stock and subject to applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement or sinking funds for the Preferred Stock, the holders of the Common Stock shall be entitled to receive to the extent permitted by law, such dividends as may be declared from time to time by the board of directors.

         2. LIQUIDATION. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

         3. VOTING RIGHTS. Except as may be otherwise required by law or this Certificate of Incorporation, each holder of the Common Stock shall have one vote in respect of each share of stock held by him or her of record on the books of the Corporation on all matters voted upon by the stockholders.

                                  DIVISION III

                            ELIMINATION OF PREEMPTIVE
                                     RIGHTS

         No holder of stock of any class of the Corporation shall be entitled as a matter of right to purchase or subscribe for any part of any unissued stock of any class, or of any additional stock of any class or capital stock of the Corporation, or of any bonds, certificates of indebtedness, debentures, or other securities convertible into stock of the

Corporation, now or hereafter authorized, but any such stock or other securities convertible into stock may be issued and disposed of pursuant to resolution by the board of directors to such persons, firms, corporations or associations and upon such terms and for such consideration (not less than the par value or stated value thereof) as the board of directors in the exercise of its discretion may determine and as may be permitted by law without action by the stockholders.


    IN WITNESS WHEREOF, we have signed this Certificate as of May ___, 1998.

                                        ACCUMED INTERNATIONAL, INC.



                                        By:_____________________________________
                                               Paul F. Lavallee, Chairman, Chief
                                               Executive Officer and President



ATTEST:



_____________________________
Joyce L. Wallach
General Counsel and Secretary

                                                                      APPENDIX B



                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                           ACCUMED INTERNATIONAL, INC.


        The undersigned, the President and Secretary of AccuMed International, Inc., a Delaware corporation (the "Corporation"), do hereby certify as follows:

        1. The Board of Directors of AccuMed International, Inc. duly adopted a resolution, in accordance with Section 242 of the General Corporation Law of the State of Delaware, to amend the Certificate of Incorporation of AccuMed International, Inc. to effect a one-for-six reverse stock split on the Common Stock and declaring the advisability thereof.

        2. At the Combined Annual and Special Meeting of Stockholders held on May 19, 1998, dully called and held in accordance with the provisions of Section 222 of the General Corporation Law of the State of Delaware, a majority of the shares of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class, were voted in favor of such amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

        3. Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                  FOURTH. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 55,000,000 shares, divided into two classes as follows:

                  5,000,000 shares of Preferred Stock of the par value of $0.01 per share ("Preferred Stock"); and

                  50,000,000 shares of Common Stock of the par value of $0.01 per share ("Common Stock").

         The designations, powers, preferences and rights, and the qualifications, limitations or restrictions of the above classes of stock are as follows:

                                   DIVISION I

                                 PREFERRED STOCK

         1. The board of directors is expressly authorized at any time, and from time to time, to issue shares of Preferred Stock in one or more series, and for such consideration as the board of directors may determine, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue thereof, and as are not stated in this Certificate of Incorporation, or any amendment thereto. All shares of any one series shall be of equal rank and identical in all respects.

         2. No dividend shall be paid or declared on any particular series of Preferred Stock unless dividends shall be paid or declared pro rata on all shares of Preferred Stock at the time outstanding of each other series which ranks equally as to dividends with such particular series.

         3. Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the board of directors creating any series of Preferred Stock pursuant to this Division I, the holders of the Preferred Stock shall have no voting power with respect to any matter whatsoever. In no event shall the Preferred Stock be entitled to more than one vote in respect of each share of stock. Subject to the protective conditions or restrictions of any outstanding series of Preferred Stock, any amendment to this Certificate of Incorporation which shall increase or decrease the authorized capital stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the voting stock of the Corporation.

         4. Shares of Preferred Stock redeemed, converted, exchanged, purchased, retired or surrendered to the Corporation, or which have been issued and reacquired in any manner, shall, upon compliance with any applicable provisions of the GCL, have the status of authorized and unissued shares of Preferred Stock and may be reissued by the board of directors as part of the series of which they were originally a part or may be reclassified into and reissued as part of a new series or as a part of any other series, all subject to the protective conditions or restrictions of any outstanding series of Preferred Stock.

                                   DIVISION II

                                  COMMON STOCK

         1. DIVIDENDS. Subject to the preferential dividend rights, if any, applicable to shares of the Preferred Stock and subject to applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement or sinking funds for the Preferred Stock, the holders of the Common Stock shall be entitled to receive to the extent permitted by law, such dividends as may be declared from time to time by the board of directors.

         2. LIQUIDATION. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

         3. VOTING RIGHTS. Except as may be otherwise required by law or this Certificate of Incorporation, each holder of the Common Stock shall have one vote in respect of each share of stock held by him or her of record on the books of the Corporation on all matters voted upon by the stockholders.

            Simultaneously with the effective date of this amendment (the "Effective Date"), each share of the Company's Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed, pursuant to a reverse stock split, into one-sixth of a share of the Company's outstanding Common Stock, par value $0.01 per share (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Company's Transfer Agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof. From arid after [the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Company. Any fraction of a share of New Common Stock to which the holder would otherwise be entitled will be adjusted upward to the nearest whole share. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificate so surrendered. In the event that the Company's Transfer Agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the Transfer Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Transfer Agent that such taxes are not payable. From and after the Effective Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

                                  DIVISION III

                            ELIMINATION OF PREEMPTIVE
                                     RIGHTS

         No holder of stock of any class of the Corporation shall be entitled as a matter of right to purchase or subscribe for any part of any unissued stock of any class, or of any additional stock of any class or capital stock of the Corporation, or of any bonds, certificates of indebtedness, debentures, or other securities convertible into stock of the

Corporation, now or hereafter authorized, but any such stock or other securities convertible into stock may be issued and disposed of pursuant to resolution by the board of directors to such persons, firms, corporations or associations and upon such terms and for such consideration (not less than the par value or stated value thereof) as the board of directors in the exercise of its discretion may determine and as may be permitted by law without action by the stockholders.


    IN WITNESS WHEREOF, we have signed this Certificate as of May ___, 1998.

                                        ACCUMED INTERNATIONAL, INC.



                                        By:_____________________________________
                                               Paul F. Lavallee, Chairman, Chief
                                               Executive Officer and President



ATTEST:



_____________________________
Joyce L. Wallach
General Counsel and Secretary

                                                                      APPENDIX C

                           ACCUMED INTERNATIONAL, INC.
                             1997 STOCK OPTION PLAN



                                 I. INTRODUCTION

1.1 PURPOSES. The purposes of the 1997 Stock Option Plan (the "Plan") of Accumed International, Inc. (the "Company") are (i) to align the interests of the Company's stockholders and the recipients of options under this Plan by increasing the proprietary interest of such recipients in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining officers, other key employees and consultants, and well-qualified persons who are not officers or employees of the Company ("Non-Employee Directors") for service as directors of the Company and (iii) to motivate such persons to act in the long-term best interests of the Company's stockholders.

1.2 ADMINISTRATION. This Plan shall be administered by a committee (the "Committee") designated by the Board of Directors of the Company (the "Board") consisting of two or more members of the Board. Each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

        The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and shall determine the number of shares of Common Stock subject to each option granted hereunder, the exercise price of such option, the time and conditions of exercise of such option and all other terms and conditions of such option, including, without limitation, the form of the option agreement. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an option, conditions with respect to the grant, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive. The Committee may, in its sole discretion and for any reason at any time take action such that any or all outstanding options shall become exercisable in part or in full. Each option shall be evidenced by a written agreement (an "Agreement") between the Company and the optionee setting forth the terms and conditions of such option.

        The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an option grant to such an officer or other person.

        No member of the Board of Directors or Committee, and neither the Chief Executive Officer nor other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board of Directors and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law and under any directors' and officers' liability insurance that may be in effect from time to time.

        A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

1.3 ELIGIBILITY. Participants in this Plan shall consist of such officers and other employees or persons expected to become employees of the Company or its subsidiaries and consultants who are providing bona fide services unrelated to the offer or sale of securities in a capital raising transaction to the Company or a Subsidiary from time to time (individually a "Subsidiary" and collectively the "Subsidiaries") as the Committee in its sole discretion may select from time to time. For purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary and engagement as a consultant to the Company or a Subsidiary. The Committee's selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Non-employee directors of the Company shall be eligible to participate in this Plan in accordance with Section III.

1.4 SHARES AVAILABLE. Subject to adjustment as provided in Section 4.7, 3,200,000 shares of the common stock, $0.01 par value, of the Company (the "Common Stock"), shall be available for grants of options under this Plan, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options. To the extent that shares of Common Stock subject to an outstanding option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such option or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of such option, or to satisfy all or a portion of the tax withholding obligations relating to such option, then such shares of Common Stock shall again be available under this Plan.

        Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

        To the extent required by Section 162(m) of the Code and the rules and regulations thereunder, the maximum number of shares of Common Stock with respect to which options may be granted during any calendar year to any person shall be 150,000, subject to adjustment as provided in Section 4.7.


                                II. STOCK OPTIONS

2.1 GRANTS OF STOCK OPTIONS. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an incentive stock option, shall be a non-qualified stock option. An incentive stock option may not be granted to any person who is not an employee of the Company or any subsidiary (as defined in Section 424 of the Code). An incentive stock option shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an incentive stock option. Each incentive stock option shall be granted within ten years of the effective date of this Plan. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as incentive stock options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary as defined in Section 424 of the Code) exceeds the amount (currently $100,000) established by the Code, such options shall constitute non-qualified stock options. "Fair Market Value" shall mean the last reported sale price of a share of

Common Stock on Nasdaq, or on such principal stock exchange on which the Common Stock may then be listed, on the date as of which such value is being determined or, if there shall be no reported sale price for such date, on the next preceding date for which a sale was reported, in each case as such price is officially reported by Nasdaq or such exchange, or if the Common Stock is not then listed on an exchange or quoted on a system that reports last sale price, then the average of the last reported bid and asked prices for the Common Stock for such date as furnished by Nasdaq or a similar organization if Nasdaq is not then reporting such information; provided, that if Fair Market Value for a specified date cannot be determined as provided in the preceding clause, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

2.2 TERMS OF STOCK OPTIONS. Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

        (a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of a non-qualified stock option shall not be less than the Fair Market Value of a share of Common Stock on the date of grant of such option and the purchase price per share of Common Stock purchasable upon exercise of an incentive stock option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an incentive stock option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary as defined in Section 424 of the Code) (a "Ten Percent Holder"), the purchase price per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an incentive stock option.

        (b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no incentive stock option shall be exercised later than ten years after its date of grant;

provided further, that if an incentive stock option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish performance measures or other criteria which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

        (c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of Common Stock (which the optionee has held for at least six months prior to the delivery of such shares or which the optionee purchased on the open market and in each case for which the optionee has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) by authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered upon exercise of the option having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option and (ii) by executing such documents as the Company may reasonably request. The Company shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E). Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid (or arrangement made for such payment to the Company's satisfaction).

2.3      TERMINATION OF EMPLOYMENT.

        (a) Disability, Retirement and Death. Subject to paragraph (d) below and unless otherwise specified in the Agreement relating to an option, if an optionee's employment with the Company terminates by reason of Disability, retirement on or after age 55 after a minimum of four years of employment with the Company or death each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee's termination of employment or date of death, as applicable, and may thereafter be exercised by such optionee (or such optionee's executor, administrator, legal representative, beneficiary or similar person) until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option) after the effective date of such optionee's termination of employment or date of death, as applicable, and (ii) the expiration date of the term of such option. For purposes of this Plan, "Disability" shall mean the inability of an optionee substantially to perform such optionee's duties and responsibilities for a continuous period of at least six months.

        (b) Other Termination. Subject to paragraph (d) below and unless otherwise specified in the Agreement relating to an option if an optionee's employment with the Company terminates for any reason other than Disability, retirement on or after age 55 after a minimum of four years of employment with the Company or death, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee's termination of employment and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earliest to occur of (i) the date which is 30 days after the effective date of such optionee's termination of employment and (ii) the expiration date of the term of such option.

        (c) Death Following Termination of Employment. Subject to paragraph (d) below and unless otherwise specified in the Agreement relating to an option, if an optionee dies during the period set forth in Section 2.3(a) following termination of employment by reason of Disability or retirement on or after age 55 after a minimum of four years of employment with the Company, or if an optionee dies during the period set forth in Section 2.3(b) following termination of employment for any other reason other than Disability or retirement on or after age 55 after a minimum of four years of employment with the Company (or such other period as set forth in the Agreement relating to an option), each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such optionee's death and may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such option.

        (d)  Termination of Employment - Incentive Stock Options.

               (i) Unless otherwise specified in the Agreement relating to the option, if the employment with the Company of a holder of an incentive stock option terminates by reason of Permanent and Total Disability (as defined in Section 22(e)(3) of the Code) or death, each incentive stock option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee's termination of employment by reason of Permanent and Total Disability or date of death, as applicable, and may thereafter be exercised by such optionee (or such optionee's executor, administrator, legal representative, beneficiary or similar person) until and including the earliest to occur of (1) the date which is one year (or such shorter period as set forth in the Agreement relating to such option) after the effective date of such optionee's termination of employment by reason of Permanent and Total Disability or date of death, as applicable, and (2) the expiration date of the term of such option.

               (ii) If the employment with the Company of a holder of an incentive stock option terminates for any reason other than Permanent and Total Disability or death, each incentive stock option held by such optionee shall be exercisable only to the extent such option is exercisable on the effective date of such optionee's termination of employment, and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earliest to occur of (1) the date which is 30 days after the effective date of such optionee's termination of employment and (2) the expiration date of the term of such option.

               (iii) If the holder of an incentive stock option dies during the period set forth in Section 2.3(d)(i) following termination of employment by reason of Permanent and Total Disability (or such shorter period as set forth in the Agreement relating to such option), or if the holder of an incentive stock option dies during the period set forth in Section 2.3(d)(ii) following termination of employment for any reason other than

Permanent and Total Disability or death, each incentive stock option held by such optionee shall be exercisable only to the extent such option is exercisable on the date of the optionee's death and may thereafter be exercised by the optionee's executor, administrator, legal representative, beneficiary or similar person until and including the earliest to occur of (1) the date which is one year (or such shorter period as set forth in the Agreement relating to such option) after the date of death and (2) the expiration date of the term of such option.


        III. PROVISIONS RELATING TO NON-EMPLOYEE DIRECTORS

3.1 ELIGIBILITY. Each member of the Board of Directors of the Company who is not an employee, either full-time or part-time, of the Company or a Subsidiary (a "non-employee director") shall be granted options to purchase shares of Common Stock in accordance with this Section III. All options granted under this
Section III shall constitute non-qualified stock options.

3.2 GRANTS OF STOCK OPTIONS. Each non-employee director shall be granted non-qualified stock options annually as follows: on the date of each annual meeting of stockholders of the Company, each person who is elected a non-employee director at such meeting of stockholders shall be granted an option to purchase 20,000 shares of Common Stock.

3.3 EXERCISE PRICE. Each option granted under this Section III shall have an exercise price equal to the Fair Market Value per share of Common Stock on the date of grant.

3.4 OPTION PERIOD AND EXERCISABILITY. Each option granted under this Section III shall be fully exercisable on and after the sixth month anniversary of its date of grant. Each option granted under this Section III shall expire five years after its date of grant. An exercisable option, or portion thereof, may be exercised in whole or in part only with respect to whole shares of Common Stock. Options granted under this Section III shall be exercisable in accordance with
Section 2.2(c).

3.5 TERMINATION OF DIRECTORSHIP. Upon the termination of an optionee's service as a non-employee director for any reason, all options granted to such non-employee director under this Section III shall remain fully exercisable to the extent exercisable on the date of such termination and thereafter may be exercised by such holder (or such holder's executor, administrator, legal representative, beneficiary or similar person) during the remainder of the respective terms of such options.


                                   IV. GENERAL

4.1 EFFECTIVE DATE AND TERM OF PLAN. This Plan shall be submitted to the stockholders of the Company for approval and, if approved by the stockholders, shall become effective as of the date of approval by the Board. No option may be exercised prior to the date of such stockholder approval. This Plan shall terminate when shares of Common Stock are no longer available for the grant of options, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any option granted prior to termination.

               If this Plan is not approved by the stockholders of the Company, this Plan and any options granted hereunder shall be null and void.

4.2 AMENDMENTS. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would (i) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 4.7) or (ii) effect any change inconsistent with
Section 422 of the Code. No amendment may impair the rights of a holder of an outstanding option without the consent of such holder.

4.3 AGREEMENT. No option shall be valid until an Agreement is executed by the Company and the optionee and, upon execution by the Company and the optionee and delivery of the Agreement to the Company, such option shall be effective as of the effective date set forth in the Agreement.

4.4 NON-TRANSFERABILITY. Unless otherwise specified in the Agreement relating to an Option, no option hereunder shall be transferable other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence, each option may be exercised during the optionee's lifetime only by the optionee or the optionee's legal representative or similar person. Except as permitted by the second preceding sentence, no option hereunder shall be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any option hereunder, such option and all rights thereunder shall immediately become null and void.

4.5 TAX WITHHOLDING. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock, payment by the optionee of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with an option hereunder. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered upon exercise of the option having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with the option (the "Tax Date") in the amount necessary to satisfy any such obligation or (ii) the optionee may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock (which the optionee has held for at least six months prior to the delivery of such shares or which the optionee purchased on the open market and in each case for which the optionee has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered upon exercise of the option having an aggregate Fair Market Value determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (D) a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A),
(B) and (C), in each case to the extent set forth in the Agreement relating to the option; provided, however, that the Company shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E). Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the optionee.

4.6 RESTRICTIONS ON SHARES. Each option hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise of such option or the delivery of shares thereunder, such option shall not be exercised and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any option hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

4.7 ADJUSTMENT. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option, the purchase price per security, and the number and class of securities subject to each option to be granted to non-employee directors pursuant to Article III shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options without an increase in the aggregate purchase price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any adjustment would result in a fractional security being
(a) available under this Plan, such fractional security shall be disregarded, or
(b) subject to an option under this Plan, the Company shall pay the optionee, in connection with the first exercise of the option in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (A) the fraction of such security (rounded to the nearest hundredth) by (B) the excess, if any, of (x) the Fair Market Value on the exercise date over (y) the exercise price of the option.

4.8 CHANGE IN CONTROL. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations, or upon the sale of substantially all the assets or more than 50% or the then outstanding shares of stock of the Company to another person or entity, the Committee may provide in writing in connection with such transaction for any or all of the following alternatives (separately or in combinations);
(i) for outstanding options to
become immediately exercisable and/or for other acceleration of the exercisability of options outstanding under this Plan, and may in either case provide that such options shall terminate unless exercised within a specified time period; (ii) for the assumption of the options theretofore granted under this Plan or the substitution for such options outstanding under this Plan of new options to purchase shares of capital stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices; or (iii) for the continuance of this Plan by a successor corporation in which event this Plan and the options theretofore granted under this Plan shall continue in the manner and under the terms so provided.

4.9 NO RIGHT OF PARTICIPATION OR EMPLOYMENT. No person shall have any right to participate in this Plan. Neither this Plan nor any option granted hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

4.10 RIGHTS AS STOCKHOLDER. No person shall have any rights as a stockholder of the Company with respect to any shares of Common Stock which are subject to an option hereunder until such person becomes a stockholder of record with respect to such shares of Common Stock.

4.11 DESIGNATION OF BENEFICIARY. If permitted by the Company, an optionee may file with the Committee a written designation of one or more persons as such optionee's beneficiary or beneficiaries (both primary and contingent) in the event of the optionee's death. To the extent an outstanding option granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option.

Each beneficiary designation shall become effective only when filed in writing with the Committee during the optionee's lifetime on a form prescribed by the Committee. The spouse of a married optionee domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

If an optionee fails to designate a beneficiary, or if all designated beneficiaries of an optionee predecease the optionee, then each outstanding option hereunder held by such optionee, to the extent exercisable, may be exercised by such optionee's executor, administrator, legal representative or similar person.

4.12 GOVERNING LAW. This Plan, each option hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

4.13 FOREIGN EMPLOYEES. Without amending this Plan, the Committee may grant options to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

                 AMENDMENT NO. 1 TO ACCUMED INTERNATIONAL, INC.
                             1997 STOCK OPTION PLAN


        AMENDMENT NO. 1 dated March 16, 1998 (this "Amendment") to the AccuMed International, Inc. (the "Company") 1997 Stock Option
Plan (the "Plan").

        WHEREAS, the Plan currently provides for the grant of options to purchase up to an aggregate of 3,200,000 shares of the Company's common stock, par value of $.01 per share (the "Common Stock");

        WHEREAS, on March 16, 1998, the Board of Directors adopted resolutions amending the Plan to decrease the number of shares available under the Plan by 1,850,000 shares; thereby providing for the grant of options to purchase an aggregate of 1,350,000 shares of the Common Stock;

        NOW, THEREFORE, in accordance with Section 4.2 of the Plan, the Plan is hereby amended as follows:

        1. Section 4.1 of the Plan is hereby deleted in its entirety and the following is inserted in lieu thereof:


               1.4 SHARES AVAILABLE. Subject to adjustment as provided in
               Section 4.7, 1,350,000 shares of the common stock, $0.01 par value, of the Company (the "Common Stock"), shall be available for grants of options under this Plan, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options. To the extent that shares of Common Stock subject to an outstanding option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such option or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of such option, or to satisfy all or a portion of the tax withholding obligations relating to such option, then such shares of Common Stock shall again be available under this Plan.

                      Shares of Common Stock shall be made available from
               authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

                      To the extent required by Section 162(m) of the
               Code and the rules and regulations thereunder, the maximum number of shares of Common Stock with respect to which options may be granted during any calendar year to any person shall be 150,000, subject to adjustment as provided in Section 4.7.


        All other provisions of the Plan shall remain in full force and effect.

                          Accumed International, Inc.
                      900 North Franklin Street, Suite 401
                            Chicago, Illinois 60610


                  For the Combined Annual and Special Meeting
                     of Stockholder to be held May 19, 1998


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Paul F. Lavallec and Leonard R. Prange and each of them, Proxies, each with full power of submission to vote all of the stock of the undersigned at the Combined Annual and Special Meeting of Stockholders of AccuMed International, Inc. (the "Company") to be held on Tuesday, May 19, 1998 at 10:00 a.m. (Chicago time) at the Company's offices located at 900 North Franklin Street, Suite 401, Chicago, Illinois, and at any adjournment thereof, in the manner indicated and in their discretion on any other business which may properly come before said meeting, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for said meeting, receipt of which is hereby acknowledged. THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE, INCLUDING FOR THE ELECTION OF DIRECTOR NOMINEES.

     1. Approval and adoption of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 shares to 100,000,000 shares.

                 FOR [ ]        AGAINST [ ]         ABSTAIN [ ]

     2. Approval and adoption of an amendment to the Company's Certificate of Incorporation to effect a one-for-six reverse stock split of the Common Stock.

                 FOR [ ]        AGAINST [ ]         ABSTAIN [ ]

     3.   Approval and adoption of the 1997 Stock Option Plan.

                 FOR [ ]        AGAINST [ ]         ABSTAIN [ ]

     4. Election of Mark Bannister, Harold S. Bluc, J. Donald Gaines, Jack H. Halperin, Paul F. Lavallee, Robert L. Priddy and Leonard M. Schiller as directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

          [ ] FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES LISTED ABOVE (except as to nominee(s), if any, listed in the space provided below or whose name is lined through above). Instruction: To withhold authority for any individual nominee(s), write the nominee's name in the spaces provided below or line through the nominee's name above.

               ----------------------------------------------------------------

          [ ]  WITHHOLD AUTHORITY (as to all nominees).

     5. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof, if such business was not known to the Board of Directors prior to the solicitation of this Proxy.

                 FOR [ ]        AGAINST [ ]         ABSTAIN [ ]

IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS SET FORTH DESCRIBED ABOVE.

                                Dated: __________________________, 1998


                                ---------------------------------------
                                Signature of Stockholder


                                ---------------------------------------
                                Signature of Stockholder


                                Please sign exactly as your name appears hereon. Please date, sign and return the Proxy promptly in the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If the signature is for a corporation, please sign full corporate name by authorized officer. If the shares are registered in more than one name, all holders must sign.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.